As filed with the Securities and Exchange Commission on August 21, 2019

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
RumbleOn, Inc.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation or organization)
46-3951329
(I.R.S. Employer Identification Number)
1350 Lakeshore Drive, Suite 160
Coppell, Texas 75019
(469) 250-1185
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marshall Chesrown
Chairman and Chief Executive Officer
RumbleOn, Inc.
1350 Lakeshore Drive, Suite 160
Coppell, Texas 75019
(469) 250-1185
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Michael Francis, Esq.
Christina C. Russo, Esq.
Akerman LLP
350 East Las Olas Boulevard, Suite 1600
Fort Lauderdale, Florida 33301
(954) 463-2700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by the selling stockholders.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
6.75% Convertible Senior Notes due 2024	$ 30,000,000	100%	30,000,000	$ 3,636
Class B Common Stock, par value $0.001 per share underlying the Notes	5,217,390	(2)	(2)	(3)

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.
(2)
Includes 5,217,390 shares of Class B Common Stock issuable upon conversion of the Notes at an initial conversion rate of 173.9130 shares of Class B Common Stock per $1,000 principal amount of the Notes, which is equal to a conversion price of approximately $5.75 per share of Class B Common Stock. As of the date of this prospectus, this represents the maximum number of shares of Class B Common Stock issuable upon conversion of the Notes. Pursuant to Rule 416 under the Securities Act, such number of shares of Class B Common Stock registered hereby also includes such indeterminate number of shares of Class B Common Stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.
(3)
Pursuant to Rule 457(i) under the Securities Act, there is no additional filing fee with respect to the shares of Class B Common Stock issuable upon conversion of the Notes because no additional consideration will be received in connection with the exercise of the conversion privilege.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED AUGUST 21, 2019

PRELIMINARY PROSPECTUS

6.75% Convertible Senior Notes due 2024 and
 Shares of Class B Common Stock Issuable Upon Conversion of the Notes

We issued the 6.75% Convertible Senior Notes due 2024 (the "Notes") in the Note Offering (as defined below) in May 2019. This prospectus will be used by selling securityholders to resell their Notes and the shares of Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”), issuable upon conversion of the Notes. We will not receive any proceeds from the resale of the Notes or the sale of the shares of Class B Common Stock issuable upon conversion of the Notes. The Notes mature on May 1, 2024, unless earlier converted, redeemed or repurchased.

The holders of the Notes may convert the Notes into shares of our Class B Common Stock at any time prior to the close of business on the business day immediately preceding the stated maturity date, into shares of our Class B Common Stock, upon satisfaction of one or more of the conditions described in this prospectus, at an initial conversion rate of 173.9130 shares of Class B Common Stock per $1,000 principal amount of Notes, which is equal to a conversion price of approximately $5.75. The conversion rate is subject to adjustment, as described in this prospectus. In particular, holders who convert their Notes in connection with certain fundamental changes may be entitled to a make-whole premium in the form of additional shares of our Class B Common Stock per $1,000 principal amount of Notes.

At the initial conversion rate, if all Notes were converted into shares of our common stock, we would issue 5,217,390 shares of Class B Common Stock. As of the date of this prospectus, this represents the maximum number of shares of Class B Common Stock issuable upon conversion of the Notes.

The Notes are subordinated to our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and effectively subordinated to all indebtedness and other liabilities of our subsidiaries. For information concerning the selling securityholders and the manner in which they may offer and sell shares of our Class B Common Stock, see “Selling Securityholders” and “Plan of Distribution” in this prospectus.

 We are not selling any securities under this prospectus and we will not receive any proceeds from the resale of the Notes or the sale of the shares of Class B Common Stock issuable upon conversion of the Notes.

Our Class B Common Stock trades on the NASDAQ Capital Market (“NASDAQ”) under the trading symbol “RMBL”. On August 21, 2019, the last reported sales price of our Class B Common Stock on the NASDAQ was $3.69 per share. The Notes are not listed on any securities exchange or included in any automated quotation system. We do not intend to apply to list the Notes on any securities exchange or any automated dealer quotation system.

---------------------------

Investing in the Notes or the shares of Class B Common Stock involves risks. See “Risk Factors,” beginning on page 5 and in any documents we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with information concerning us, except for the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of any Notes or shares of Class B Common Stock. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2019

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf process, the selling securityholders may, from time to time, sell the offered securities described in this prospectus in one or more offerings. Additionally, under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more of the selling securityholders. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus.

This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement for a complete description.

You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplements. Such documents contain important information you should consider when making your investment decision. We have not authorized anyone to provide you with different or additional information. The selling securityholders are offering to sell and seeking offers to buy our Notes and shares of our Class B Common Stock only in jurisdictions in which offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of Notes or Class B Common Stock.

Unless the context otherwise requires, all references to “RumbleOn,” “RMBL,” the “Company,” “registrant,” “we,” “us,” “our” and similar names refer to RumbleOn, Inc., formerly Smart Server, Inc., and its consolidated subsidiaries.

ii

PROSPECTUS SUMMARY

This summary does not contain all of the information that is important to you. You should read the entire prospectus carefully, including the “Risk Factors” section and the consolidated financial statements and related notes included in this prospectus or incorporated by reference into this prospectus, before making an investment decision.

Overview

RumbleOn, Inc. is a technology driven, motor vehicle dealer and e-commerce platform provider disrupting the vehicle supply chain using innovative technology that aggregates, processes and distributes inventory in a faster and more cost-efficient manner.

We operate an infrastructure-light platform that facilitates the ability of all participants in the supply chain, including RumbleOn, other dealers and consumers to Buy-Sell-Trade-Finance-Transport pre-owned vehicles. Our goal is to transform the way VIN-specific pre-owned vehicles are bought and sold by providing users with the most comprehensive, efficient, timely and transparent transaction experiences. While our initial customer facing emphasis through most of 2018 was on motorcycles and other powersports, we continue to enhance our platform to accommodate nearly any VIN-specific vehicle including motorcycles, ATVs, boats, RVs, cars and trucks, and via our acquisition of Wholesale, Inc. in October 2018, we are making a concerted effort to grow our cars and light truck categories.

Acquisition of Wholesale and Wholesale Express

On October 26, 2018, we entered into an Agreement and Plan of Merger with our newly-formed acquisition subsidiary RMBL Tennessee, LLC, a Delaware limited liability company ("Merger Sub"), Wholesale Holdings, Inc., a Tennessee corporation ("Holdings"), Wholesale, LLC, a Tennessee limited liability company ("Wholesale"), Steven Brewster and Janelle Brewster (each a "Stockholder", and together the "Stockholders"), Steven Brewster, a Tennessee resident, as the representative of each Stockholder, and Marshall Chesrown and Steven R. Berrard, providing for the merger (the "Wholesale Merger") of Holdings with and into Merger Sub, with Merger Sub surviving the Wholesale Merger as our wholly-owned subsidiary. Also on October 26, 2018, we entered into a Membership Interest Purchase Agreement, with Steven Brewster and Justin Becker (together the "Express Sellers"), and Steven Brewster as representative of the Express Sellers, pursuant to which we acquired all of the membership interests (the "Express Acquisition") in Wholesale Express, LLC, a Tennessee limited liability company ("Wholesale Express"). On October 30, 2018 (the "Acquisition Date"), we completed the Wholesale Merger and Express Acquisition. Wholesale is one of the largest independent distributors of pre-owned vehicles in the United States and Wholesale Express is a related logistics company.

Acquisition of Autosport

On February 3, 2019, we completed the acquisition (the "Autosport Acquisition") of all of the equity interests of Autosport USA, Inc. ("Autosport"), an independent pre-owned vehicle distributor, pursuant to a Stock Purchase Agreement, dated February 1, 2019, by and among RMBL Express, LLC (the "Buyer"), our wholly owned subsidiary, Scott Bennie (the "Seller") and Autosport. Aggregate consideration for the Autosport Acquisition consisted of (i) a closing cash payment of $600,000, plus (ii) a fifteen-month $500,000 promissory note in favor of the Seller, plus (iii) a three-year $1,536,000 convertible promissory note in favor of the Seller, plus (iv) contingent earn-out payments payable in the form of cash and/or the Company's Class B Common Stock for up to an additional $787,500 if Autosport achieves certain performance thresholds. In connection with the Autosport Acquisition, the Buyer also paid outstanding debt of Autosport of $235,000 and assumed additional debt of $257,933 pursuant to a promissory note payable to Seller. The results of operations of Autosport from the Acquisition Date to June 30, 2019 are included in the Company's condensed consolidated financial statements for the six-months ended June 30, 2019.

Corporate Information

We were incorporated as a development stage company in the State of Nevada as Smart Server, Inc. in October 2013. In February 2017, we changed our name to RumbleOn, Inc. Our principal executive offices are located at 1350 Lakeshore Drive, Suite 160, Coppell, Texas 75019 and our telephone number is (469) 250-1185. Our Internet website is www.rumbleon.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act are available, free of charge, under the Investor Relations tab of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on our website, however, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this prospectus, and should not be relied upon in connection with making any investment decision with respect to our securities. The SEC also maintains an Internet website located at www.sec.gov that contains the information we file or furnish electronically with the SEC.

THE OFFERING

This prospectus relates to the sale by certain securityholders of the Notes and the shares of our Class B Common Stock issuable upon conversion of the Notes. The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Notes, see “Description of the Notes” beginning on page 26 of this prospectus and for a complete description of the Class B Common Stock, see “Description of Capital Stock” beginning on page 59 of this prospectus.

Issuer:	RumbleOn, Inc., a Nevada corporation

Securities Offered:
$30,000,000 aggregate principal amount of 6.75% Convertible Senior Notes due 2024 and 5,217,390 shares of our Class B Common Stock issuable upon conversion of the Notes. The total dollar value of the shares of our Class B Common Stock issuable upon conversion of the Notes is $26,478,255 (based on $5.075 per share, the last reported sales price of our Class B Common Stock on NASDAQ on May 9, 2019, the date of the purchase ageement for the Note Offering).

Maturity:	May 1, 2024, unless earlier converted, redeemed, or repurchased.
Interest:
6.75% per year. Interest will accrue from, and including May 14, 2019 and will be payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2019. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “Description of Notes—Events of Default” and under the circumstances described under “Description of Notes—Registration Rights; Additional Interest.”

Conversion Rights:
Holders of the Notes may, subject to the blocker provision, convert their Notes at their option at any time prior to the close of business on the business day immediately preceding November 1, 2023, but only under the following circumstances:

●
during any calendar quarter commencing after the calendar quarter ending on September 30, 2019 (and only during such calendar quarter), if the last reported sale price of our Class B Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

●
during the five consecutive business day period immediately following any five consecutive trading day period, or the measurement period, in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our Class B Common Stock and the conversion rate for the Notes on each such trading day;

●
if we call any or all of the Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or

●
on the occurrence of specified corporate events.

On or after November 1, 2023, to the close of business on the business day immediately preceding the maturity date, holders may convert all or any portion of their Notes at the applicable conversion rate at any time, in multiples of $1,000 principal amount, at the option of the holder regardless of such conditions.

The conversion rate for the Notes will initially be 173.9130 shares of Class B Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $5.75 per share of Class B Common Stock), subject to adjustment as described in this prospectus.

On conversion, subject to the blocker provision to the extent applicable, we will pay or deliver, as the case may be, cash, shares of our Class B Common Stock, or a combination of cash and shares of our Class B Common Stock, at our election. If we satisfy our conversion obligation solely in cash or through a combination of cash and shares of our Class B Common Stock, the amount of cash and shares of Class B Common Stock, if any, due on conversion will be based on a daily conversion value (as described in this prospectus) calculated on a proportionate basis for each trading day in a 40 trading day observation period (as described in this prospectus). See “Description of Notes—Conversion Rights—Settlement upon Conversion.”

In addition, following certain corporate events that occur prior to the maturity date or if we issue a notice of redemption, we will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event or notice of redemption in certain circumstances as described under “Description of Notes—Conversion Rights—Increase in Conversion Rate on Conversion on a Make-Whole Fundamental Change or Notice of Redemption.”

Except as set forth under ‘‘Description of Notes—Conversion Rights—Interest Make-Whole Payment upon Certain Conversions,’’ holders will not receive any additional cash payment or additional shares representing accrued and unpaid interest, if any, on conversion of a Note, except in limited circumstances. Instead, interest will be deemed to be paid by the cash, shares of our Class B Common Stock, or a combination of cash and shares of our Class B Common Stock paid or delivered, as the case may be, to holders on conversion of a Note.

Interest Make-Whole Payment:

On or after the date that is one year after the last date of original issuance of the Notes offered hereby or after the occurrence of any 30 trading day period during which the last reported sale price of our Class B Common Stock has been at least 150% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), we will make an interest make-whole payment (an ‘‘interest make-whole payment’’) to a converting holder (other than a conversion in connection with a make-whole fundamental change in which the conversion rate is adjusted) equal to the sum of the present values of the scheduled payments of interest that would have been made on the Notes to be converted had such Notes remained outstanding from the conversion date through the earlier of (i) the date that is two years after the conversion date and (ii) June 15, 2022 if the Notes had not been so converted. The present values of the remaining interest payments will be computed using a discount rate equal to 2.0%.

We may pay any interest make-whole payment either in cash or in shares of our Class B Common Stock, at our election. If we elect to pay any interest make-whole payment in cash, we will pay cash in an amount equal to the interest make-whole payment. If we do not make such election, the payment of any interest make-whole payment shall be in shares of our Class B Common Stock. If we elect, or are deemed to have elected, to pay any interest make-whole payment by delivering shares of our Class B Common Stock, the number of shares of our Class B Common Stock a converting holder of Notes will receive will be equal to the amount of the interest make-whole payment due divided by the greater of (A) the product of (x) 95.0% and (y) the simple average of the daily VWAP of our Class B Common Stock for the 10 trading days ending on and including the trading day immediately preceding the conversion date and (B) the conversion price on the applicable conversion date. We will pay cash in lieu of delivering any fractional share as described under ‘‘Description of Notes — Conversion Right — Settlement upon Conversion’’ and under ‘‘Description of Notes — Conversion Rights — Interest Make-Whole Payment upon Certain Conversions.’’ If we elect to pay any interest make-whole payment in cash we will pay cash in an amount equal to the interest make-whole payment. See ‘‘Description of Notes — Conversion Rights — Interest Make-Whole Payment upon Certain Conversions.’’

Notwithstanding the foregoing, (x) if we elect or are deemed to have elected to pay any interest make-whole payment in shares of our Class B Common Stock, the number of shares of our Class B Common Stock we may deliver in connection with a conversion of the Notes, including those delivered in connection with an interest make-whole payment, will not exceed 197.0440 shares of Class B Common Stock per $1,000 principal amount of Notes, subject to adjustment at the same time and in the same manner as the conversion rate as set forth under ‘‘— Conversion Rate Adjustments’’ and (y) if we elect to pay any interest make-whole payment in cash, the amount of cash we may deliver in connection with an interest make-whole payment will not exceed $117.39 per $1,000 principal amount of Notes.

Beneficial Ownership “Blocker Provision”:
The indenture governing the Notes contains a “blocker provision” which provides that no holder (other than the depositary with respect to the Notes) or beneficial owner of a Note shall have the right to receive shares of our Class B Common Stock upon conversion to the extent that, following receipt of such shares, such holder or beneficial owner (together with such holder’s affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act and the rules promulgated thereunder, including any “group” of which such holder is a member) would be the beneficial owner of more than 4.99% of the outstanding shares of our Class B Common Stock.

If any holder or beneficial owner is so prevented from receiving any shares to which it would otherwise be entitled, our obligation to deliver such shares shall not be extinguished, and we shall deliver such shares (or any designated portion thereof) within two business days following written notice from the converting holder or beneficial owner that receipt of such shares (or any designated portion thereof) would not be prohibited by the blocker provision.

Redemption at Our Option:
We may not redeem the Notes prior to May 6, 2022. We may redeem for cash all or any portion of the Notes, at our option, on or after May 6, 2022 if the last reported sale price of our Class B Common Stock has been at least 150% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which we provide notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

No sinking fund is provided for the Notes, which means that we are not required to redeem or retire the Notes periodically.

We will give notice of any redemption not less than 50 nor more than 65 scheduled trading days before the redemption date by mail or electronic delivery to the trustee, the paying agent and each holder of Notes. See “Description of Notes— Optional Redemption on or after May 6, 2022.”

Fundamental Change:
If we undergo a “fundamental change” (as defined under the heading “Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes” in this prospectus), subject to certain conditions, holders may require us to repurchase for cash all or part of their Notes in principal amounts of $1,000 or a multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See “Description of Notes —Fundamental Change Permits Holders to Require Us to Repurchase Notes.”

Ranking:

The Notes are our general unsecured obligations and rank:

●
senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the Notes;

●
equal in right of payment to all of our liabilities that are not so subordinated;

●
effectively junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

●
structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

As of June 30, 2019, our total consolidated indebtedness was approximately $115.1 million, of which an aggregate of $65.9 million was secured indebtedness, and approximately $64.6 million of such secured indebtedness is directly attributable to the Company’s vehicles in inventory or held for sale, and the security of those lenders includes all of the vehicles financed by such lenders as well as all of the assets of our subsidiaries Wholesale Inc. and AutoSport USA, Inc. As of June 30, 2019, approximately $30.0 million of our total consolidated indebtedness was senior indebtedness.

The indenture governing the Notes includes certain limitations on the amount of secured debt that we or our current or future subsidiaries may incur, but will not limit the amount of unsecured debt or other liabilities that we may incur.

Registration Rights; Additional Interest:
Under certain circumstances described in this prospectus, we have agreed to file within 120 days of the date of the related offering memorandum a shelf registration statement under the Securities Act with the SEC relating to the resale of the Notes and any Class B Common Stock issuable upon conversion of the Notes. If such registration statement is not filed or has not become effective within the time periods set forth in this offering memorandum, we will be required to pay additional interest to holders of the Notes. See ‘‘Description of Notes—Registration Rights; Additional Interest.’’

If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes offered in the related offering memorandum, we fail to timely file any document or report that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as applicable (after giving effect to all applicable grace periods under the Exchange Act and other than reports on Form 8-K), or such Notes are not otherwise freely tradable pursuant to Rule 144 by holders other than our affiliates (or holders that were our affiliates at any time during the threemonths immediately preceding) as a result of restrictions pursuant to U.S. securities laws or the terms of the indenture or the Notes, we will pay additional interest on such Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding for each day during such period for which our failure to file has occurred and is continuing or such Notes are not otherwise freely tradable as described above by holders other than our affiliates (or holders that were our affiliates at any time during the three months immediately preceding).

Use of proceeds:
We estimate that the net proceeds to us from the Note Offering were approximately $27.3 million. We will not receive any proceeds from the resale of the Notes or the sale of the shares of Class B Common Stock issuable upon conversion of the Notes. See “Use of Proceeds.”

Risk Factors:	See “Risk Factors” beginning on page 5 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our Notes and our Class B Common Stock.

NASDAQ Stock Symbol:	Our Class B Common Stock is listed on the NASDAQ Capital Market under the symbol “RMBL”.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described below and discussed under the section captioned "Risk Factors" in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus.

If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flow could be materially and adversely affected. If this occurs, the market or trading price of our securities could decline, and you could lose all or part of your investment. In addition, please read “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference into this prospectus.

Risks Related to the Notes

Although the Notes are referred to as convertible senior Notes, the Notes are effectively subordinated to any of our future secured debt and structurally subordinated to any liabilities of our subsidiaries.

The Notes rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the Notes, equal in right of payment with all of our liabilities that is not so subordinated, effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally junior to all indebtedness and other liabilities (including trade payables) of our current or future subsidiaries. In the event of our bankruptcy, liquidation, reorganization, or other winding up, our assets that secure debt ranking senior or equal in right of payment to the Notes will be available to pay obligations on the Notes only after the secured debt has been repaid in full from these assets, and the assets of our subsidiaries will be available to pay obligations on the Notes only after all claims senior to the Notes have been repaid in full. There may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding. The indenture governing the Notes does not prohibit us from incurring additional senior debt or any future secured debt, nor does it prohibit any of our current or future subsidiaries from incurring additional liabilities.

As of June 30, 2019, our total consolidated indebtedness was approximately $115.1 million, of which an aggregate of $65.9 million was secured indebtedness, and approximately $64.6 million of such secured indebtedness is directly attributable to the Company’s vehicles in inventory or held for sale, and the security of those lenders includes all of the vehicles financed by such lenders as well as all of the assets of our subsidiaries Wholesale Inc. and AutoSport USA, Inc. As of June 30, 2019, approximately $30.0 million of our total consolidated indebtedness was senior indebtedness.

The Notes are our obligations only and a substantial portion of our operations are conducted through, and a substantial portion of our consolidated assets are held by, our subsidiaries.

The Notes are our obligations exclusively. A substantial portion of our operations is conducted through, and a substantial portion of our consolidated assets is held by, our subsidiaries. Accordingly, our ability to service our debt, including the Notes, depends, in part, on the results of operations of our subsidiaries and on the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans, or otherwise, to pay amounts due on our obligations, including the Notes. However, our subsidiaries are separate and distinct legal entities, are not guaranteeing the Notes, and have no obligation, contingent or otherwise, to make payments on the Notes or to make any funds available for that purpose. In addition, dividends, loans, or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations. Our right to receive any assets of any of our subsidiaries on such subsidiary’s bankruptcy, liquidation, or reorganization, and, therefore, the right of the holders of Notes to participate in those assets, will be subject to prior claims of creditors of the subsidiary, including trade creditors, and such subsidiary may not have sufficient assets remaining to make any payments to us as a shareholder or otherwise. We advise holders of Notes that there may not be sufficient assets remaining to pay amounts due on any or all the Notes then outstanding.

Operating our business requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay the Notes and any other debt.

Our ability to make payments of the principal of, to pay interest on, or to refinance the Notes or other indebtedness depends on our future performance, which is subject to economic, financial, competitive, and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt, obtaining additional debt financing, or issuing additional equity securities, any of which may be on terms that are not favorable to us or, in the case of equity securities, highly dilutive. Our ability to refinance the Notes or our other indebtedness will depend on the capital markets, our business, and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations. In addition, our future debt agreements may contain restrictive covenants that may prohibit us from adopting any of these alternatives. Our failure to comply with any such covenants could result in an event of default which, if not cured or waived, could result in the acceleration of our debt.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the Notes.

We expect that many investors in, and potential purchasers of, the Notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the Notes. Investors would typically implement such a strategy by selling short the Class B Common Stock underlying the Notes and dynamically adjusting their short position while continuing to hold the Notes. Investors may also implement this type of strategy by entering into swaps on our Class B Common Stock in lieu of or in addition to short selling the Class B Common Stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our Class B Common Stock) and securities convertible into or exchangeable for equity securities. Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any government or regulatory action that restricts the ability of investors in or potential purchasers of the Notes to effect short sales of our Class B Common Stock, borrow our Class B Common Stock, or enter into swaps on our Class B Common Stock could adversely affect the trading price and the liquidity of the Notes.

The trading price for our Class B Common Stock may be volatile and could be subject to wide fluctuations in per share price which could adversely impact the trading price of the Notes.

Our Class B Common Stock is listed for trading on The NASDAQ Capital Market under the trading symbol "RMBL," however historically there has been a limited public market for our Class B Common Stock. The liquidity of any market for the shares of our Class B Common Stock will depend on a number of factors, including

●
the number of stockholders.

●
our operating performance and financial condition.

●
the market for similar securities.

●
the extent of coverage of us by securities or industry analysts. and

●
the interest of securities dealers in making a market in the shares of our common stock.

The market price for our Class B Common Stock may be highly volatile and could be subject to wide fluctuations. In addition, the price of shares of our Class B Common Stock could decline significantly if our future operating results fail to meet or exceed the expectations of market analysts and investors and actual or anticipated variations in our quarterly operating results could negatively affect our share price.

Other factors may also contribute to volatility of the price of our Class B Common Stock and could subject our Class B Common Stock to wide fluctuations. These include

●
developments in the financial markets and worldwide or regional economies.

●
announcements of innovations or new products or services by us or our competitors.

●
announcements by the government relating to regulations that govern our industry.

●
significant sales of our Class B Common Stock or other securities in the open market.

●
variations in interest rates.

●
changes in the market valuations of other comparable companies. and

●
changes in accounting principles.

A decrease in the market price of our Class B Common Stock would likely adversely impact the trading price of the Notes. The market price of our Class B Common Stock could also be affected by possible sales of our Class B Common Stock by investors who view the Notes as a more attractive means of investing in us and by hedging or arbitrage trading activity that we expect to develop involving our Class B Common Stock. This trading activity could adversely affect the trading price of the Notes.

We may incur substantially more debt in the future or take other actions which would intensify the risks discussed in these risk factors.

We and our subsidiaries may be able to incur substantial additional debt in the future (including secured debt), subject to the restrictions contained in our debt instruments. We are not restricted under the terms of the indenture governing the Notes from incurring additional debt, securing existing or future debt, refinancing our debt, repurchasing our stock, pledging our assets, making investments, paying dividends, guaranteeing debt, or taking a number of other actions that are not limited by the terms of the indenture governing the Notes, any of which could have the effect of diminishing our ability to make payments on the Notes when due.

We may not have the ability to raise the funds necessary to settle the Notes in cash on a conversion, to repurchase the Notes on a fundamental change, or to repay the Notes at maturity. In addition, the terms of our future debt may contain limitations on our ability to pay cash on conversion or repurchase of the Notes.

Holders of the Notes have the right to require us to repurchase all or a portion of their Notes on the occurrence of a fundamental change at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding the fundamental change repurchase date, as described under “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.” In addition, on conversion of the Notes, unless we elect to deliver only shares of our Class B Common Stock to settle such conversion (other than paying cash in lieu of delivering any fractional share), we will be required to make cash payments in respect of the Notes being converted as described under “Description of Notes—Conversion Rights—Settlement upon Conversion.” Moreover, we are required to repay the Notes in cash at their maturity unless earlier converted or repurchased. Our ability to meet our obligations to holders of the Notes depends on our operating results and cash flow. However, we may not have enough available funds on hand or be able to obtain financing at the time we are required to make payments with respect to Notes at maturity, on surrender for repurchase, or on conversion.

In addition, our ability to repurchase the Notes or to pay cash on conversions of the Notes may be limited by law, regulations, or agreements governing our future indebtedness. Our failure to repurchase Notes at a time when the repurchase is required by the indenture governing the Notes or to pay any cash payable on future conversions of the Notes or at maturity as required by such indenture would constitute a default under such indenture. A default under such indenture or the fundamental change itself could also lead to a default under agreements governing our future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the Notes or make cash payments on conversions of the Notes, if settled in cash.

Redemption may adversely affect your return on the Notes.

We may not redeem the Notes prior to May 6, 2022. We may redeem for cash all or any portion of the Notes, at our option, on or after May 6, 2022 if the last reported sale price of our Class B Common Stock has been at least 150% of the conversion price of the Notes then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which we provide notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption, at a redemption price equal to 100% of the principal amount of Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. We may choose to redeem some or all of the Notes, including at times when prevailing interest rates are relatively low. You may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your Notes being redeemed. See “Description of Notes—Optional Redemption” for more information.

The conditional conversion feature of the Notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion feature of the Notes is triggered, holders of such Notes will be entitled to convert their Notes at any time during specified periods at their option. See “Description of Notes—Conversion Rights” for more information. If any holder elects to convert its Notes, unless we elect to satisfy our conversion obligation by delivering only shares of our Class B Common Stock (other than paying cash in lieu of delivering any fractional share), we would be required to settle a portion or all of our conversion obligation in cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their Notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the Notes as a current liability rather than a long-term liability, which would result in a material reduction of our net working capital and may harm our business.

Conversion of the Notes may dilute the ownership interest of our stockholders or may otherwise depress the market price of our Class B Common Stock.

The conversion of some or all of the Notes may dilute the ownership interests of our stockholders. On conversion of the Notes, we have the option to pay or deliver, as the case may be, cash, shares of our Class B Common Stock, or a combination of cash and shares of our Class B Common Stock. In addition, in certain circumstances, we will make an interest make-whole payment to a converting holder which may be paid in cash or shares of our common stock. If we elect to settle our conversion obligation (or the interest make-whole payment) in shares of our Class B Common Stock or a combination of cash and shares of our Class B Common Stock, any sales in the public market of our Class B Common Stock issuable on such conversion could adversely affect prevailing market prices of our Class B Common Stock. In addition, the existence of the Notes may encourage short selling by market participants because the conversion of the Notes could be used to satisfy short positions, or anticipated conversion of the Notes into shares of our Class B Common Stock could depress the market price of our Class B Common Stock.

Future sales of our Class B Common Stock or equity-linked securities in the public market could lower the market price for our Class B Common Stock and adversely impact the trading price of the Notes.

In the future, we may raise funds by selling additional equity, equity-linked securities, or debt securities. In addition, a substantial number of shares of our Class B Common Stock is reserved for issuance on the exercise of stock options, settlement of restricted stock units, and conversion of the Notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our Class B Common Stock. The issuance and sale of substantial amounts of our Class B Common Stock or equity-linked securities, or the perception that such issuances and sales may occur, could adversely affect the trading price of the Notes and the market price of our Class B Common Stock, and impair our ability to raise capital through the sale of additional equity or equity-linked securities.

Holders of Notes are not entitled to any rights with respect to our Class B Common Stock, but they will be subject to all changes made with respect to them to the extent our conversion obligation includes shares of our Class B Common Stock.

Holders of Notes are not entitled to any rights with respect to our Class B Common Stock (including, without limitation, rights to receive any dividends or other distributions on our Class B Common Stock) prior to the conversion date relating to such Notes (if we have elected to settle the conversion by delivering only shares of our Class B Common Stock, other than paying cash in lieu of delivering any fractional share) or the last trading day of the observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our Class B Common Stock in respect of the conversion). But, holders of Notes will be subject to all changes affecting our Class B Common Stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date with respect to any Notes surrendered for conversion, then the holder surrendering such Notes will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our Class B Common Stock.

The conditional conversion feature of the Notes could result in holders receiving less than the value of our Class B Common Stock into which the Notes would otherwise be convertible.

Prior to the close of business on the business day immediately preceding November 1, 2023, holders may convert their Notes only if specified conditions are met. If the specific conditions for conversion are not met, holders will not be able to convert their Notes during that period, and they may not be able to receive the shares of Class B Common Stock (or the value of such shares in cash or a combination of cash and shares of Class B Common Stock) into which the Notes would otherwise be convertible.

On conversion of the Notes, holders may receive less valuable consideration than expected because the value of our Class B Common Stock may decline after holders exercise their conversion rights but before we settle our conversion obligation.

Under the Notes, a converting holder will be exposed to fluctuations in the value of our Class B Common Stock during the period from the date such holder surrenders Notes for conversion until the date we settle our conversion obligation.

On conversion of the Notes, we have the option to pay or deliver, as the case may be, cash, shares of our Class B Common Stock, or a combination of cash and shares of our Class B Common Stock (including, if applicable, any interest make-whole payment we elect, or are deemed to have elected to satisfy by delivering shares of our Class B Common Stock). If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our Class B Common Stock, the amount of consideration that holders will receive on conversion of their Notes will be determined by reference to the volume-weighted average price of our Class B Common Stock for each trading day in a 40-trading day observation period, as described in “Description of Notes—Conversion Rights—Settlement upon Conversion,” and an interest make-whole payment, if applicable.

Accordingly, if the price of our Class B Common Stock decreases during the applicable period, the amount and value of consideration holders receive will be adversely affected. In addition, if the market price of our Class B Common Stock at the end of such period is below the volume-weighted average price of our Class B Common Stock during such period, the value of any shares of our Class B Common Stock that holders will receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares that holders will receive.

If we elect to satisfy our conversion obligation only in shares of our Class B Common Stock on conversion of the Notes, we will, subject to the blocker provisions to the extent applicable, be required to deliver the shares of our Class B Common Stock, together with cash for any fractional share, on the second business day following the conversion date (provided that, with respect to any conversion date following the regular record date immediately preceding the maturity date where physical settlement applies to the related conversion, we will settle any such conversion on the maturity date). Accordingly, if the price of our Class B Common Stock decreases during this period, the value of the shares that holders receive will be adversely affected and would be less than the conversion value of the Notes on the conversion date.

The Notes are not protected by restrictive covenants other than as described under “Description of Notes—Limitation on Liens Securing Indebtedness.”

The indenture governing the Notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness (other than limitations on secured indebtedness), or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture does not contain any covenants or other provisions to afford protection to holders of the Notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under “Description of Notes—Limitation on Liens Securing Indebtedness,” “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” “Description of Notes—Conversion Rights—Increase in Conversion Rate on Conversion on a Make-Whole Fundamental Change or Notice of Redemption,” and “Description of Notes—Consolidation, Merger, and Sale of Assets” and we have no obligation to consider the specific interests of the holders of the Notes in engaging in any such offering or transaction.

The increase in the conversion rate for Notes converted in connection with a make-whole fundamental change or a notice of redemption may not adequately compensate holders for any lost value of their Notes as a result of such transaction or redemption.

If a make-whole fundamental change occurs prior to the maturity date for the Notes or if we deliver a notice of redemption with respect to the Notes, we will, under certain circumstances, increase the conversion rate for the Notes by a number of additional shares of our Class B Common Stock for Notes converted in connection with such make-whole fundamental change or notice of redemption. The increase in the conversion rate will be determined based on the date on which the make-whole fundamental change occurs or becomes effective, or the date we deliver the notice of redemption, as the case may be, and the price paid (or deemed to be paid) per share of our Class B Common Stock in the make-whole fundamental change or determined with respect to the notice of redemption, as the case may be, as described below under “Description of Notes—Conversion Rights—Increase in Conversion Rate on Conversion on a Make-Whole Fundamental Change or Notice of Redemption.” The increase in the conversion rate for Notes converted in connection with a make-whole fundamental change or a notice of redemption may not adequately compensate you for any lost value of your Notes as a result of such transaction or redemption. In addition, if the “stock price” (as defined in “Description of Notes—Conversion Rights—Increase in Conversion Rate on Conversion on a Make-Whole Fundamental Change or Notice of Redemption”) is greater than $12.00 per share or less than $5.075 per share, in each case subject to adjustment, no additional shares of Class B Common Stock will be added to the conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of Notes as a result of this adjustment exceed 197.0440 shares of Class B Common Stock, subject to adjustment in the same manner as the conversion rate for the Notes as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments.”

Our obligation to increase the conversion rate for Notes converted in connection with a make-whole fundamental change or a notice of redemption could be considered a penalty, in which case the enforceability would be subject to general principles of reasonableness and equitable remedies.

The conversion rate of the Notes may not be adjusted for dilutive events.

The conversion rate of the Notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our Class B Common Stock, the issuance of certain rights or warrants, subdivisions or combinations of our Class B Common Stock, distributions of capital stock, indebtedness, or assets, cash dividends, and certain issuer tender or exchange offers as described under “Description of Notes—Conversion Rights—Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of Class B Common Stock for cash, that may adversely affect the trading price of the Notes or our Class B Common Stock. An event that adversely affects the value of the Notes may occur, and that event may not result in an adjustment to the conversion rate. We have no obligation to consider the specific interests of the holders of the Notes in engaging in any such offering or transaction.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the Notes.

On the occurrence of a fundamental change, you have the right to require us to repurchase all or a portion of your Notes. However, the fundamental change provisions do not afford protection to holders of Notes in the event of other transactions that could adversely affect the Notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the Notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the Notes, even though each of these transactions could increase the amount of our indebtedness or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of Notes.

Certain provisions in the indenture governing the Notes may delay or make it more expensive for a third party to acquire us.

Certain provisions in the indenture governing the Notes may make it more difficult or expensive for a third party to acquire us. For example, the indenture governing the Notes requires us, at the noteholders’ election, to repurchase the Notes for cash on the occurrence of a fundamental change and, in certain circumstances, to increase the conversion rate for a holder that converts its Notes in connection with a make-whole fundamental change. A takeover of us may trigger the requirement that we repurchase the Notes or increase the conversion rate, which could make it more costly for a third party to acquire us. Furthermore, the indenture for the Notes prohibits us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the Notes. These and other provisions in the indenture could deter or prevent a third party from making bids to acquire us even when the acquisition may be favorable to you.

Holders of Notes are not entitled to receive any shares of our Class B Common Stock otherwise deliverable upon conversion of the Notes to the extent that such receipt would cause such holders to become, directly or indirectly, a beneficial owner of shares of our Class B Common Stock in excess of 4.99% of the total number of the shares of our Class B Common Stock then issued and outstanding.

Notwithstanding anything to the contrary herein, holders of Notes are not entitled to receive any shares of our Class B Common Stock otherwise deliverable upon conversion of the Notes to the extent, but only to the extent, that such receipt would cause such holders to become, directly or indirectly, the “beneficial owner” (within the meaning of Section 13(d) under the Exchange Act and the rules promulgated thereunder) of our Class B Common Stock in excess 4.99% of the total number of the shares of our Class B Common Stock then issued and outstanding. Any purported delivery of shares of our Class B Common Stock upon conversion of the Notes shall be void and have no effect to the extent, but only to the extent, that such delivery would result in any person becoming the beneficial owner of shares of our Class B Common Stock outstanding at such time in excess of the beneficial ownership limits then applicable to such person.

As a result of the beneficial ownership limits, shares of Class B Common Stock otherwise deliverable upon conversion of Notes may be delayed, or never delivered at all. These limitations on beneficial ownership may force you to sell shares of our Class B Common Stock or other securities you own in order to receive shares you would otherwise be entitled to receive upon conversion. If holders convert their Notes and do not receive any shares otherwise deliverable upon conversion, we are not be responsible for any lost value due to a delayed delivery, or if they are never delivered as a result of the conversion restrictions described above.

We cannot assure you that an active trading market will develop for the Notes.

Prior to the Note Offering, there has been no trading market for the Notes, and we do not intend to apply to list the Notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We have been informed by the initial purchaser that it intended to make a market in the Notes after the Note Offering. However, the initial purchaser may cease its market-making at any time without notice. The liquidity of the trading market in the Notes, and the market price quoted for the Notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. We cannot assure you that an active trading market will develop for the Notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the Notes may be adversely affected. In that case you may not be able to sell your Notes at a particular time or you may not be able to sell your Notes at a favorable price.

Any adverse rating of the Notes may cause their trading price to fall.

We do not intend to seek a rating on the Notes. However, if a rating service were to rate the Notes and if such rating service were to lower its rating on the Notes below the rating initially assigned to such Notes or otherwise announce its intention to put such Notes on credit watch, the trading price of the Notes could decline.

Holders of Notes may be subject to tax if we make or fail to make certain adjustments to the conversion rate for the Notes even though holders do not receive a corresponding cash distribution.

The conversion rate for the Notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If a conversion rate is adjusted as a result of a distribution that is taxable to our Class B Common Stockholders, such as a cash dividend, holders may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) a conversion rate after an event that increases such holder's proportionate interest in us could be treated as a deemed taxable dividend such holder. If a make-whole fundamental change occurs prior to the maturity date or if we deliver a notice of redemption with respect to the Notes, we will, under some circumstances, increase the conversion rate for Notes converted in connection with the make-whole fundamental change or notice of redemption, as the case may be. In addition, in certain circumstances, we will make an interest make-whole payment to a converting holder which may be paid in cash or shares of our common stock. Any such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Certain Material U.S. Federal Income Tax Considerations.” If you are a non-U.S. holder (as defined in “Certain Material U.S. Federal Income Tax Considerations”), any deemed dividend would be generally subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the Notes. See “Certain Material U.S. Federal Income Tax Considerations” for more information.

The Notes may be treated as contingent debt for U.S. federal income tax purposes.

We may be required to make additional payments on a Note in certain circumstances, including upon settlement of the interest make-whole payment described in ‘‘Description of Notes — Conversion Rights — Interest Make-Whole Payment upon Certain Conversions.’’ Due to a lack of relevant authority regarding certain of these payments, the applicability to the Notes of Treasury Regulations governing contingent payment debt instruments is uncertain. In particular, the effect of the interest make-whole payment on the tax treatment of the Notes is unclear. We intend to take the position that the possibility of such payments does not result in the Notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. Our position is not binding on the Internal Revenue Service (“IRS”). If the IRS takes a position contrary to that described above, a U.S. holder (as defined in “Certain U.S. Federal Income Tax Considerations”) may be required to accrue interest income based upon a “comparable yield” (which would be higher than the stated interest on the Notes), with adjustments to such accruals when any contingent payments are made that differ from the payments based on the comparable yield. In addition, any gain on a sale or other taxable disposition of the Notes or upon conversion of the Notes would be treated as ordinary income rather than as capital gain. See “Certain Material U.S. Federal Income Tax Considerations” for more information.

Because the Notes were initially issued in book-entry form, holders must rely on DTC’s procedures to receive communications relating to the Notes and exercise their rights and remedies.

We initially issued the Notes in the form of one or more global Notes registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global Notes are shown on, and transfers of global Notes are effected only through, the records maintained by DTC. Except in limited circumstances, we do not issue certificated Notes. See “Description of Notes—Book-entry, Settlement, and Clearance” for more information. Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the Notes. Instead, DTC or its nominee will be the sole holder of global Notes. Payments of principal, interest, cash amounts due on conversion, and other amounts owing on or in respect of the Notes in global form will be made to the paying agent, which will make the payments to DTC. Thereafter, such payments will be credited to DTC participants’ accounts that hold book-entry interests in the Notes in global form and credited by such participants to indirect participants. Unlike persons who have certificated Notes registered in their names, owners of beneficial interests in global Notes will not have the direct right to act on our solicitations for consents, requests for waivers, or other actions from holders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global Notes to vote on any requested actions on a timely basis. In addition, notices and other communications relating to the Notes will be sent to DTC. We expect DTC to forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants. But we can make no assurances that you will timely receive any such communications.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Our business, financial condition, results of operations, cash flows and prospects, and the prevailing market price and performance of our securities, may be adversely affected by a number of factors, including the matters discussed below. Certain statements and information set forth in this registration statement, as well as other written or oral statements made from time to time by us or by our authorized executive officers on our behalf, constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. We intend for our forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we set forth this statement and these risk factors in order to comply with such safe harbor provisions. You should note that our forward-looking statements speak only as of the date of this registration statement or when made and we undertake no duty or obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Although we believe that the expectations, plans, intentions and projections reflected in our forward-looking statements are reasonable, such statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The risks, uncertainties and other factors that our stockholders and prospective investors should consider include the following:

●
We have a limited operating history and we cannot assure you we will achieve or maintain profitability;

●
Our annual and quarterly operating results may fluctuate significantly or may fall below the expectations of investors or securities analysts, each of which may cause our stock price to fluctuate or decline;

●
The initial development and progress of our business to date may not be indicative of our future growth prospects and, if we continue to grow rapidly, we may not be able to manage our growth effectively;

●
We may require additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances. If capital is not available on terms acceptable to us or at all, we may not be able to develop and grow our business as anticipated and our business, operating results and financial condition may be harmed;

●
The success of our business relies heavily on our marketing and branding efforts, especially with respect to the RumbleOn website and our branded mobile applications, and these efforts may not be successful;

●
The failure to develop and maintain our brand could harm our ability to grow unique visitor traffic and to expand our regional partner network;

●
We rely on Internet search engines to drive traffic to our website, and if we fail to appear prominently in the search results, our traffic would decline, and our business would be adversely affected;

●
A significant disruption in service on our website or of our mobile applications could damage our reputation and result in a loss of consumers, which could harm our business, brand, operating results, and financial condition;

●
We may be unable to maintain or grow relationships with information data providers or may experience interruptions in the data feeds they provide, which may limit the information that we are able to provide to our users and regional partners as well as adversely affect the timeliness of such information and may impair our ability to attract or retain consumers and our regional partners and to timely invoice all parties;

●
If we are unable to provide a compelling vehicle buying experience to our users, the number of transactions between our users, RumbleOn and dealers will decline, and our revenue and results of operations will suffer harm;

●
If key industry participants, including powersports and recreation vehicle dealers and regional auctions, perceive us in a negative light or our relationships with them suffer harm, our ability to operate and grow our business and our financial performance may be damaged;

●
The growth of our business relies significantly on our ability to increase the number of regional partners in our network such that we are able to increase the number of transactions between our users and regional partners. Failure to do so would limit our growth;

●
Our ability to grow our complementary product offerings may be limited, which could negatively impact our development, growth, revenue and financial performance;

●
We rely on third-party financing providers to finance a portion of our customers' vehicle purchases;

●
Our sales of powersports/recreation vehicles may be adversely impacted by increased supply of and/or declining prices for pre-owned vehicles and excess supply of new vehicles;

●
We rely on a number of third parties to perform certain operating and administrative functions for the Company;

●
We participate in a highly competitive market, and pressure from existing and new companies may adversely affect our business and operating results;

●
Seasonality or weather trends may cause fluctuations in our unique visitors, revenue and operating results;

●
We collect, process, store, share, disclose and use personal information and other data, and our actual or perceived failure to protect such information and data could damage our reputation and brand and harm our business and operating results;

●
Failure to adequately protect our intellectual property could harm our business and operating results;

●
We may in the future be subject to intellectual property disputes, which are costly to defend and could harm our business and operating results;

●
We operate in a highly regulated industry and are subject to a wide range of federal, state and local laws and regulations. Failure to comply with these laws and regulations could have a material adverse effect on our business, results of operations and financial condition;

●
We provide transportation services and rely on external logistics to transport vehicles. Thus, we are subject to business risks and costs associated with the transportation industry. Many of these risks and costs are out of our control, and any of them could have a material adverse effect on our business, financial condition and results of operations;

●
We depend on key personnel to operate our business, and if we are unable to retain, attract and integrate qualified personnel, our ability to develop and successfully grow our business could be harmed;

●
We may acquire other companies or technologies, which could divert our management's attention, result in additional dilution to our stockholders and otherwise disrupt our operations and harm our operating results;

●
We may be unable to realize the anticipated synergies related to the acquisition of the Wholesale Entities(as defined below) (the "Acquisitions), which could have a material adverse effect on our business, financial condition and results of operations;

●
We may be unable to successfully integrate Wholesale, Inc.'s and Wholesale Express, LLC's (together, the "Wholesale Entities") business and realize the anticipated benefits of the Acquisitions;

●
Our business relationships, those of the Wholesale Entities or the combined company may be subject to disruption due to uncertainty associated with the Acquisitions;

●
If we are unable to maintain effective internal control over financial reporting for the combined companies, we may fail to prevent or detect material misstatements in our financial statements, in which case investors may lose confidence in the accuracy and completeness of our financial statements;

●
The Wholesale Entities may have liabilities that are not known, probable or estimable at this time;

●
As a result of the Acquisitions, we and the Wholesale Entities may be unable to retain key employees;

●
The trading price for our Class B Common Stock may be volatile and could be subject to wide fluctuations in per share price;

●
Our principal stockholders and management own a significant percentage of our stock and an even greater percentage of the Company's voting power and will be able to exert significant control over matters subject to stockholder approval;

●
If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, our stock price and trading volume could decline;

●
Because our Class B Common Stock may be deemed a low-priced "penny" stock, an investment in our Class B Common Stock should be considered high risk and subject to marketability restrictions;

●
A significant portion of our total outstanding shares of Class B Common Stock is restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class B Common Stock to drop significantly, even if our business is doing well;

●
We do not currently or for the foreseeable future intend to pay dividends on our common stock;

●
We are an "emerging growth company" under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors;

●
Even if we no longer qualify as an "emerging growth company," we may still be subject to reduced reporting requirements so long as we are considered a "smaller reporting company";

●
If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our common stock;

●
Anti-takeover provisions may limit the ability of another party to acquire us, which could cause our stock price to decline;

●
Although the Notes are referred to as convertible senior Notes, the Notes are effectively subordinated to any of our future secured debt and structurally subordinated to any liabilities of our subsidiaries;

●
The Notes are our obligations only and a substantial portion of our operations are conducted through, and a substantial portion of our consolidated assets are held by, our subsidiaries;

●
Operating our business requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay the Notes and any other debt;

●
Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the Notes;

●
The trading price for our Class B Common Stock may be volatile and could be subject to wide fluctuations in per share price which could adversely impact the trading price of the Notes;

●
We may incur substantially more debt in the future or take other actions which would intensify the risks discussed in these risk factors;

●
We may not have the ability to raise the funds necessary to settle the Notes in cash on a conversion, to repurchase the Notes on a fundamental change, or to repay the Notes at maturity. In addition, the terms of our future debt may contain limitations on our ability to pay cash on conversion or repurchase of the Notes;

●
Redemption may adversely affect your return on the Notes;

●
The conditional conversion feature of the Notes, if triggered, may adversely affect our financial condition and operating results;

●
Conversion of the Notes may dilute the ownership interest of our stockholders or may otherwise depress the market price of our Class B Common Stock;

●
Future sales of our Class B Common Stock or equity-linked securities in the public market could lower the market price for our Class B Common Stock and adversely impact the trading price of the Notes;

●
Holders of Notes are not entitled to any rights with respect to our Class B Common Stock, but they will be subject to all changes made with respect to them to the extent our conversion obligation includes shares of our Class B Common Stock;

●
The conditional conversion feature of the Notes could result in holders receiving less than the value of our Class B Common Stock into which the Notes would otherwise be convertible;

●
On conversion of the Notes, holders may receive less valuable consideration than expected because the value of our Class B Common Stock may decline after holders exercise their conversion right but before we settle our conversion obligation;

●
The Notes are not protected by restrictive covenants other than as described under “Description of Notes—Limitation on Liens Securing Indebtedness”;

●
The increase in the conversion rate for Notes converted in connection with a make-whole fundamental change or a notice of redemption may not adequately compensate holders for any lost value of their Notes as a result of such transaction or redemption;

●
The conversion rate of the Notes may not be adjusted for dilutive events;

●
Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the Notes;

●
Holders of Notes are not entitled to receive any shares of our Class B Common Stock otherwise deliverable upon conversion of the Notes to the extent that such receipt would cause such holders to become directly or indirectly, a beneficial owner of shares of our Class B Common Stock in excess of 4.99% of the total number of the shares of our Class B Common Stock then issued and outstanding;

●
Certain provisions in the indenture governing the Notes may delay or make it more expensive for a third party to acquire us;

●
We cannot assure you that an active trading market will develop for the Notes;

●
Any adverse rating of the Notes may cause their trading price to fall;

●
Holders of Notes may be subject to tax if we make or fail to make certain adjustments to the conversion rate for the Notes even though such holders do not receive a corresponding cash distribution;

●
The Notes may be treated as contingent debt for U.S. federal income tax purposes; and

●
Because the Notes were initially issued in book-entry form, holders must rely on DTC’s procedures to receive communications relating to the Notes and exercise their rights and remedies.

Forward-looking statements may appear throughout this prospectus, including without limitation, the following sections: “Risk Factors” and “Overview”. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, those discussed in this Registration Statement on Form S-3, and in particular, the risks discussed under the caption “Risk Factors” and those discussed in other documents we file with the SEC. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

  USE OF PROCEEDS

We estimate that the net proceeds to us from the Note Offering were approximately $27.3 million. We will not receive any proceeds from the resale of the Notes or the sale of the shares of Class B Common Stock issuable upon conversion of the Notes. All proceeds from the sale of the Notes and shares of Class B Common Stock will be for the accounts of the selling securityholders.

SELLING SECURITYHOLDERS

The Company originally issued the Notes in a private placement in May 2019 to JMP Securities LLC (the “Initial Purchaser”). The Initial Purchaser resold the Notes to purchasers in transactions exempt from registration pursuant to Rule 144A. Selling securityholders may offer and sell the Notes and the underlying shares of Class B Common Stock pursuant to this prospectus. The net proceeds for the Note Offering, after deducting the Initial Purchaser’s discounts, advisory fees and estimated offering expenses, were approximately $27.3 million. The information concerning beneficial ownership has been provided by the selling securityholders. Information concerning the selling securityholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC.

We do not know when or in what amounts the selling securityholders may offer securities for sale. The selling securityholders may choose not to sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all or some of the securities, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities, we cannot accurately report the number of the securities that will be held by the selling securityholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, all of the securities covered by this prospectus will be sold by the selling securityholders.

The following table contains information as of August 21, 2019 with respect to the selling securityholders and the principal amount of Notes and the underlying shares of Class B Common Stock beneficially owned by each selling securityholder that may be offered using this prospectus. The number of shares outstanding, and the percentage of beneficial ownership, post-offering are based on 27,436,810 shares of Class B Common Stock issued and outstanding as of the conclusion of the offering, calculated on the basis of (i)  22,219,420 shares of Class B Common Stock issued and outstanding as of August 20, 2019 prior to the offering and (ii) assuming the conversion and sale by the selling securityholders of the 5,217,390 shares of Class B Common Stock underlying the Notes. For the purposes of the following table, the number of shares of Class B Common Stock beneficially owned has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which the selling securityholders have sole or shared voting power or investment power and also any shares which each selling shareholder, respectively, has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, warrant or other rights.

Selling Securityholder	Principal Amount at Maturity of Notes Beneficially Owned Prior to Offering	Number of Shares Owned Prior to Offering (1)	Maximum Principal Amount at Maturity of Notes to be Sold Pursuant to this Prospectus	Maximum Number of Shares to be Sold Pursuant to this Prospectus (2)	Principal Amount at Maturity of Notes Owned After Offering	Percentage of Notes Owned After Offering	Number of Shares Owned After Offering	Percentage of Shares Owned After Offering
Nineteen77 Global Multi-Strategy Alpha Master Limited (3)	$15,000,000	-	$15,000,000	2,608,695	-	-	-	-
Silverback Asset Management, LLC (4)	$10,000,000	-	$10,000,000	1,739,130	-	-	-	-
Geode Diversified Fund, a segregated account of Geode Capital Master Fund Ltd. (5)	$5,000,000	-	$5,000,000	869,565	-	-	-	-

(1)	This column does not include shares of Class B Common Stock issuable upon conversion of the Notes.
(2)	Represents the shares of Class B Common Stock to be issuable upon conversion of the Notes at the Initial Conversion Rate.
(3)
UBS O’Connor LLC (“O’Connor”) is the investment manager of Nineteen77 Global Multi-Strategy Alpha Master Limited (“GLEA”) and, accordingly, has voting control and investment discretion over the securities described herein held by GLEA.  Kevin Russell, the Chief Investment Officer of O’Connor, also has voting control and investment discretion over the securities described herein held by GLEA.  As a result, each of O’Connor and Mr. Russell may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities described herein held by GLEA.

(4)
Elliot Bossen, the CEO of Silverback Asset Management, LLC, has the power to vote and dispose of the shares held by Silverback Asset Management, LLC and may be deemed to be the beneficial owner of these shares. The address for Silverback Asset Management, LLC, is 1414 Raleigh Road, Suite 250, Chapel Hill, North Carolina 27517.

(5)
Geode Capital Management LP (“Geode”) serves as investment manager of Geode Diversified Fund, a segregated account of Geode Capital Master Fund Ltd. (the “Fund”), and accordingly has voting control and investment discretion over the securities described herein held by the Fund. Bobe Simon and Ted Blake, portfolio managers of the Fund, may be deemed to exercise ultimate investment power of the securities held by the Fund. Geode and each of Mr. Simon and Mr. Blake disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

As set forth above, none of the selling securityholders or their affiliates hold securities of the Company other than the Notes. Also, there have been no prior securities transactions between the Company and the selling securityholders, any affiliates of such selling securityholders, or any person with whom any selling securityholder has a contractual relationship regarding such a transaction.

Additionally, none of the selling securityholders has, or within the past three years has had, any position, office or material relationship with us or any of our predecessors or affiliates.

PLAN OF DISTRIBUTION

Selling Securityholders

We are registering the Notes and the shares of Class B Common Stock issuable upon conversion of the Notes to permit the resale of these Notes and the sale of the underlying shares of Class B Common Stock by the holders of the Notes and Class B Common Stock from time to time after the date of this prospectus. We will not receive any of the proceeds from resale of the Notes or the sale of the shares of Class B Common Stock issued upon conversion of the Notes offered by this prospectus. We will bear all fees and expenses incident to our obligation to register the Notes and the shares of Class B Common Stock issuable upon conversion of the Notes.

The selling securityholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling securityholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling securityholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling securityholders may sell the securities by one or more of the following methods, without limitation:

(a)
block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(b)
underwritten transactions;
(c)
purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;
(d)
an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;
(e)
ordinary brokerage transactions and transactions in which the broker solicits purchases;
(f)
privately negotiated transactions;
(g)
short sales;
(h)
through the writing of options on the securities, whether or not the options are listed on an option exchange;
(i)
through the distribution of the securities by any selling securityholder to its partners, members or stockholders;
(j)
one or more underwritten offerings on a firm commitment or best efforts basis; or
(k)
any combination of any of these methods of sale.

The selling securityholders may also transfer the securities by gift. We do not know of any arrangements by the selling securityholders for the sale of any of the securities. The selling securityholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling securityholder. Broker-dealers may agree with a selling securityholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling securityholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling securityholders may also sell the securities in accordance with Rule 144 under the Securities Act of 1933, as amended, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

From time to time, one or more of the selling securityholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling securityholders. The number of a selling securityholder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling securityholder’s securities will otherwise remain unchanged. In addition, a selling securityholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act of 1933, the aggregate amount of selling securityholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling securityholder and/or purchasers of selling securityholders’ securities of securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling securityholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

We have entered into a registration rights agreement for the benefit of the selling securityholders to register the Notes and the shares of Class B Common Stock issuable upon conversion of the Notes under applicable federal and state securities laws under specific circumstances and at specific times. The registration rights agreement provides for indemnification of the selling securityholders against specific liabilities in connection with the offer and sale of the Notes and the shares of Class B Common Stock issuable upon conversion of the Notes, including liabilities under the Securities Act of 1933.

CERTAIN U. S. FEDERAL INCOME TAX CONSIDERATIONS

This section is a discussion of certain material United States federal income tax considerations relating to the ownership, disposition and conversion of the Notes and the ownership and disposition of the Class B Common Stock into which the Notes may be converted. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on existing U.S. federal income tax authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurances that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of owning, disposing of or converting the Notes or of owning or disposing of the Class B Common Stock into which the Notes may be converted. The summary generally applies only to beneficial owners of the Notes that purchased their Notes in the Note Offering for an amount equal to the issue price of the Notes, which is the first price at which a substantial amount of the Notes is sold for money to investors (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and that hold the Notes and Class B Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances (for example, persons subject to the alternative minimum tax provisions of the Code, or a U.S. holder (as defined below) whose “functional currency” is not the U.S. dollar). Also, it is not intended to be wholly applicable to all categories of beneficial owners, some of which may be subject to special rules (such as partnerships and pass-through entities and investors in such entities, dealers in securities, traders in securities that elect to use a mark-to-market method of tax accounting, banks, thrifts, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, certain former citizens or long-term residents of the United States, persons holding Notes or Class B Common Stock as part of a hedging, conversion or integrated transaction or a straddle, persons deemed to sell Notes or Class B Common Stock under the constructive sale provisions of the Code, or persons required under Section 451(b) of the Code to conform the timing of income accruals with respect to the Notes to their financial statements). Finally, the summary does not address the potential application of the Medicare contribution tax on net investment income imposed by Section 1411 of the Code, the rules applicable to qualified small business stock under Section 1202 of the Code, the effects of the U.S. federal estate and gift tax laws or any applicable non-U.S., state or local laws.

INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL ESTATE OR GIFT TAX LAWS, NON-U.S., STATE AND LOCAL LAWS, AND TAX TREATIES.

As used herein, the term “U.S. holder” means a beneficial owner of a Note or the Class B Common Stock into which the Notes may be converted that, for U.S. federal income tax purposes, is (1) an individual who is a citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if it (x) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (y) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A “non-U.S. holder” is a beneficial owner of a Note or the Class B Common Stock into which the Notes may be converted (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder. If an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes is a beneficial owner of a Note or Class B Common Stock acquired upon conversion of a note, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of a Note or Class B Common Stock acquired upon conversion of a Note that is a partnership, and partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of such Note or Class B Common Stock.

U.S. Holders

Taxation of Interest

U.S. Holders will be required to recognize as ordinary income any stated interest paid or accrued on the Notes, in accordance with their regular method of tax accounting for U.S. federal income tax purposes. In general, if the terms of a debt instrument entitle a holder to receive payments (other than certain fixed periodic interest payments) that exceed the issue price of the instrument by at least a statutorily defined de minimis amount, the U.S. holder will be required to include such excess in income as “original issue discount” over the term of the instrument on a constant yield to maturity basis, irrespective of the U.S. holder’s regular method of tax accounting. We expect, and the discussion below assumes, that the Notes were not issued with original issue discount for U.S. federal income tax purposes.

Additional Amounts

We may be required to make payments of additional amounts on a Note in certain circumstances as described under “Description of Notes—Events of Default”, “Description of Notes—Registration Rights; Additional Interest”, and Description of Notes—Interest Make-Whole Payment upon Certain Conversions” above. We intend to take the position that this possible payment of such additional amounts will not subject the Notes to the special rules governing certain contingent payment debt instruments under the applicable Treasury Regulations (which, if applicable, could materially and adversely affect the timing, amount and character of income with respect to the Notes ), based on our determination that there is only a remote possibility that we would be required to make any additional payments; if such additional payments were required to be paid, they would be an incidental amount; or that such additional payments are disregarded for purposes of these rules. Our determination that the Notes are not contingent payment debt instruments, while not binding on the IRS, is binding on U.S. holders unless they disclose their contrary position in the manner required by applicable Treasury Regulations. The IRS may take a position contrary to our position. The remainder of this discussion assumes that the Notes are not treated as contingent payment debt instruments subject to such rules. If, contrary to expectations, we pay an additional amount, although it is not free from doubt, such additional amount should be taxable to a U.S. holder as ordinary interest income at the time it accrues or is paid, in accordance with the U.S. holder’s regular method of tax accounting.

In addition, upon certain conversions of the Notes we may pay additional shares or cash in certain circumstances. Due to a lack of relevant authority regarding the treatment of such payments, in particular the interest make-whole payment, the applicability of the Treasury Regulations governing contingent payment debt instrument is uncertain. While not free from doubt, we intend to take the position that the Notes should not be treated as contingent payment debt instruments because of the possibility of payment of these additional shares or cash. This position is based in part on the fact that the payments will be made only to holders who are converting their Notes under certain circumstances and as result are most appropriately treated as a change in conversion rate, however denominated. Depending upon the circumstances, such additional payments, if made in the form of additional shares, may be taxed as deemed dividends to you as described under ‘‘— Constructive Distributions.’’

U.S. holders should consult their own tax advisors regarding the tax consequences in the event we pay additional amounts and the tax consequences of the Notes being treated as contingent payment debt instruments.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

A U.S. holder generally will recognize capital gain or loss if the U.S. holder disposes of a Note in a sale, exchange, redemption or other taxable disposition (other than conversion of a Note into either shares of our Class B Common Stock or a combination of cash and shares of our Class B Common Stock, the U.S. federal income tax consequences of which are described under “—Conversion of Notes” below). The U.S. holder’s gain or loss will equal the difference between the amount realized by the U.S. holder (other than amounts attributable to accrued but unpaid interest) and its tax basis in the note. The amount realized by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the note. The U.S. holder’s tax basis in the Note generally will equal the amount it paid for the Note plus the amount, if any, included in income on an adjustment to the conversion rate of the Notes , as described in ‘‘— Constructive Distributions,’’ below. The portion of any amount realized that is attributable to accrued interest will not be taken into account in computing the U.S. holder’s capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued special in income. The gain or loss recognized by the U.S. holder on the disposition of the Note will be long-term capital gain or loss if it held the Note for more than one year, or short-term capital gain or loss if it held the Note for one year or less, at the time of the transaction. Long-term capital gains of non-corporate taxpayers currently are taxed at reduced rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

Conversion of Notes

Upon conversion of a Note solely into cash, a U.S. holder generally will be subject to the rules described under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes” above, subject to the discussion under “—Constructive Distributions” below regarding the possibility that certain adjustments to the conversion rate of a Note may be treated as a taxable dividend. A U.S. holder generally will not recognize any income, gain or loss on the conversion of a Note solely into shares of our Class B Common Stock, except with respect to cash received in lieu of a fractional share of Class B Common Stock and the fair market value of any Class B Common Stock attributable to accrued and unpaid interest (which will be treated as ordinary income), subject to the discussion below under “—Constructive Distributions” regarding the possibility that certain adjustments to the conversion rate of a Note may be treated as a taxable dividend. The U.S. holder’s aggregate tax basis in the Class B Common Stock received upon conversion of a Note (including any fractional share for which cash is paid, but excluding shares attributable to accrued and unpaid interest) will equal the U.S. holder’s tax basis in the Note that was converted. The U.S. holder’s holding period in the Class B Common Stock received (other than shares attributable to accrued and unpaid interest) will include the holding period in the converted note.

The tax consequences of the conversion of a Note into a combination of cash (including an interest make-whole payment) and shares of our Class B Common Stock are not entirely clear. If the Note constitutes a “security” for U.S. federal income tax purposes, a U.S. holder may be treated as exchanging the Note for our Class B Common Stock and cash in a recapitalization for U.S. federal income tax purposes. The term “security” is not defined in the Code or in the Treasury Regulations, and has not been clearly defined by judicial decisions. An instrument is a “security” for these purposes if, based on all the facts and circumstances, the instrument constitutes a meaningful investment in the issuer of the instrument. Although there are a number of factors that may affect the determination of whether a debt instrument is a “security,” one of the most important factors is the original term of the instrument, or the length of time between the issuance of the instrument and its maturity. In general, instruments with an original term of more than ten years are likely to be treated as “securities,” and instruments with an original term of less than five years may not be treated as “securities.” In addition, the convertibility of a debt instrument into stock of the issuer may argue in favor of “security” treatment because of the possible equity participation in the issuer. We intend to take the position that the Notes are “securities” and that the conversion of a Note into a combination of cash (including an interest make-whole payment) and shares of our Class B Common Stock is treated as a recapitalization, in each case, for U.S. federal income tax purposes, although there can be no assurance in this regard.

If the Note is a “security” and the conversion of a Note into a combination of cash (including an interest make-whole payment) and shares of our Class B Common Stock is treated as a recapitalization for U.S. federal income tax purposes, the U.S. holder would not be permitted to recognize loss, but would be required to recognize gain, if any. The amount of gain recognized by a U.S. holder would equal the lesser of (1) the excess (if any) of (a) the amount of cash received (excluding any cash received in lieu of a fractional share of our Class B Common Stock and any cash received attributable to accrued and unpaid interest, but including an interest make-whole payment) plus the fair market value of our Class B Common Stock received (treating a fractional share of our Class B Common Stock as issued and received for this purpose and excluding any such Class B Common Stock that is attributable to accrued and unpaid interest) upon conversion over (b) the U.S. holder’s tax basis in the converted note, and (2) the amount of cash received upon conversion (other than any cash received in lieu of a fractional share of our Class B Common Stock and any cash received attributable to accrued and unpaid interest). Subject to the discussion under “—Constructive Distributions” below regarding the possibility that certain adjustments to the conversion rate of a Note may be treated as a taxable dividend, the gain recognized by a U.S. holder upon conversion of a Note will be long-term capital gain if the U.S. holder held the Note for more than one year, or short-term capital gain if the U.S. holder held the Note for one year or less, at the time of the conversion. Long-term capital gains of non-corporate taxpayers currently are taxed at reduced rates. Short-term capital gains are taxed at ordinary income rates. The U.S. holder’s tax basis in the Class B Common Stock received (including any fractional share for which cash is paid, but excluding shares attributable to accrued and unpaid interest) generally would equal the tax basis of the converted note, decreased by the amount of cash received (other than cash in lieu of a fractional share of Class B Common Stock and any cash attributable to accrued and unpaid interest), and increased by the amount of gain (if any) recognized upon conversion (other than any gain recognized as a result of cash received in lieu of a fractional share of Class B Common Stock). The U.S. holder’s holding period in the Class B Common Stock received (other than shares attributable to accrued and unpaid interest) would include the holding period in the converted note.

Alternatively, the conversion of a Note into a combination of cash (including an interest make-whole payment) and shares of our Class B Common Stock may be treated as in part a payment in redemption for cash of a portion of the Note and in part a conversion of a portion of the Note into Class B Common Stock. In that case, a U.S. holder’s aggregate tax basis in the Note would be allocated between the portion of the Note treated as redeemed and the portion of the Note treated as converted into Class B Common Stock on a pro rata basis (based on relative fair market values). The U.S. holder generally would recognize capital gain or loss with respect to the portion of the Note treated as redeemed equal to the difference between the amount of cash received by the U.S. holder (other than amounts attributable to accrued and unpaid interest) and the U.S. holder’s tax basis in the portion of the Note treated as redeemed, subject to the discussion under “—Constructive Distributions” below regarding the possibility that certain adjustments to the conversion rate of a Note may be treated as a taxable dividend. See “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes” above. With respect to the portion of the Note treated as converted, a U.S. holder generally would not recognize any gain or loss (except with respect to cash received in lieu of a fractional share of Class B Common Stock and Class B Common Stock received attributable to accrued and unpaid interest), subject to the discussion under “—Constructive Distributions” below regarding the possibility that certain adjustments to the conversion rate of a Note may be treated as a taxable dividend. The tax basis allocated to the portion of the Note treated as converted into Class B Common Stock would be the U.S. holder’s tax basis in the Class B Common Stock received (including any fractional share for which cash is paid, but excluding shares attributable to accrued and unpaid interest). The U.S. holder’s holding period in the Class B Common Stock received (other than shares attributable to accrued and unpaid interest) would include the holding period in the converted note.

With respect to cash received in lieu of a fractional share of our Class B Common Stock, a U.S. holder would be treated as if the fractional share were issued and received and then immediately redeemed for cash. Accordingly, the U.S. holder generally would recognize gain or loss equal to the difference between the cash received and that portion of the U.S. holder’s tax basis in the Class B Common Stock attributable to the fractional share on a proportionate basis in accordance with its relative fair market value. Any such gain or loss generally would be capital gain or loss and would be long-term capital gain or loss, if at the time of the conversion, the Notes had been held for more than one year.

Any cash and the value of any portion of our Class B Common Stock that is attributable to accrued and unpaid interest on the Notes not yet included in income by a U.S. holder would be taxed as ordinary income. The basis in any shares of Class B Common Stock attributable to accrued and unpaid interest not yet included in income would equal the fair market value of such shares when received. The holding period in any shares of Class B Common Stock attributable to accrued and unpaid interest would begin on the day after the date of conversion.

A U.S. holder that converts a Note between a record date for an interest payment and the next interest payment date and consequently receives a payment of cash interest, as described in “Description of Notes—Conversion Rights—General,” should consult its own tax advisor concerning the appropriate treatment of such payment.

If we undergo certain corporate transactions, as described under “Description of Notes—Conversion Rights—Conversion Rate Adjustments” above, the conversion obligation may be adjusted so that holders would be entitled to convert the Notes into the type of consideration that they would have been entitled to receive upon such corporate transaction had the Notes been converted into our Class B Common Stock immediately prior to such corporate transaction, except that such holders will not be entitled to receive the additional shares resulting from the adjustment described under “Description of Notes—Conversion Rights—Rate Adjustments” unless such Notes are converted in connection with the relevant make-whole fundamental change. Depending on the facts and circumstances at the time of such corporate transaction, such adjustment may result in a deemed exchange of the outstanding Notes, which may be a taxable event for U.S. federal income tax purposes. Whether or not such an adjustment results in a deemed exchange, a conversion of a Note into such consideration might be a taxable event. U.S. holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of such an adjustment upon a business combination or other corporate transaction.

Constructive Distributions

Holders of convertible debt instruments such as the Notes may, in certain circumstances, be deemed to have received distributions of stock if the conversion rate of such instruments is adjusted. In addition, the failure to provide for such an adjustment may also result in a deemed distribution to U.S. holders who hold the Notes. However, adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the debt instruments will generally not be deemed to result in a constructive distribution of stock. Certain of the possible adjustments (or failures to make adjustments) provided in the Notes may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made in connection with other shareholders of our company receiving a distribution of money or other property, holders will be deemed to have received constructive distributions in amounts based on the value of their increased interest in our equity resulting from such adjustments. Generally, such deemed distributions will be taxable in the same manner as an actual distribution as described below under ‘‘— Distributions on the Class B Common Stock,” even though holders have not received any cash or property as a result of such adjustments, except that it is unclear whether such deemed distributions would be eligible for the reduced tax rate applicable to certain dividends paid to non-corporate U.S. holders or the dividend-received deduction applicable to certain dividends paid to corporate U.S. holders. You should consult your tax advisor as to whether such deemed distributions are eligible for dividends-received deduction or the preferential rates applicable to certain dividends. Generally, a U.S. holder’s tax basis in a Note will be increased to the extent any such constructive distribution is treated as a dividend. Because a constructive dividend deemed received by you would not give rise to any cash from which any applicable withholding could be satisfied, if we pay backup withholding on your behalf (because you failed to establish an exemption from backup withholding), we may, at our option, set off any such payment against payments of cash and Class B Common Stock payable on the Notes (or, in certain circumstances, from any payments on the Class B Common Stock).

Distributions on the Class B Common Stock

Distributions, if any, made on our Class B Common Stock generally will be included in your income as dividend income to the extent paid out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Distributions in excess of our current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of your adjusted tax basis in the Class B Common Stock, and thereafter as capital gain from the sale or exchange of such Class B Common Stock. Dividends received by a corporate U.S. holder may be eligible for the dividends-received deduction, and dividends received by non-corporate U.S. holders generally will be subject to tax at the current lower applicable capital gains rates, provided in each case that certain holding period and other applicable requirements are satisfied.

Sale, Exchange or Other Taxable Disposition of the Class B Common Stock

Upon the sale, exchange or other taxable disposition of our Class B Common Stock, you generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of all other property received upon such disposition and (ii) your adjusted tax basis in such Class B Common Stock. Such capital gain or loss will be long-term capital gain or loss if your holding period for our Class B Common Stock exceeds one year at the time of such disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, will generally be subject to a reduced rate of U.S. federal income tax. Your ability to deduct capital losses may be limited.

Backup Withholding and Information Reporting

We (or the applicable paying agent) are required to furnish to the record holders of the Notes and Class B Common Stock, other than exempt holders, and to the Internal Revenue Service information with respect to interest and principal paid on the Notes, constructive distributions on the Notes treated as dividends, dividends paid on the Class B Common Stock and the proceeds received upon the sale, exchange or other disposition of such Notes or Class B Common Stock. You may be subject to backup withholding with respect to interest paid on the Notes, constructive distributions on the Notes treated as dividends, dividends paid on the Class B Common Stock or proceeds received from a disposition of the Notes or shares of Class B Common Stock. If you are a U.S. holder and not otherwise exempt from information reporting and backup withholding, payments to you will be subject to backup withholding if:

●
you fail to furnish your taxpayer identification number (‘‘TIN’’), which, for an individual, is ordinarily his or her social security number, in the manner required by the Code and applicable Treasury Regulations;

●
we (or the applicable paying agent) are notified by the Internal Revenue Service that the TIN you furnished is incorrect;

●
in the case of interest and dividend payments, other than certain amounts attributable to accrued interest on sales of Notes between interest payment dates, there has been a ‘‘notified payee underreporting’’ with respect to interest or dividends paid to you, as described in the Code; or

●
in the case of interest and dividend payments, other than certain amounts attributable to accrued interest on sales of Notes between interest payment dates, you have failed to certify under penalty of perjury that you have furnished a correct TIN and that you are not subject to backup withholding under the Code.

The amount of any reportable payments, such as interest or dividends, made to you (unless you are an exempt recipient) and the amount withheld, if any, with respect to such payments will be reported to you and to the Internal Revenue Service for each calendar year. You should consult your tax advisor regarding your qualification for an exemption from backup withholding and information reporting and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax, and you may use amounts withheld under the backup withholding rules as a credit against your U.S. federal income tax liability or may claim a refund as long as you provide the required information to the Internal Revenue Service in a timely manner.

Non-U.S. Holders

Payments of Interest on the Notes

Subject to the discussion of backup withholding below and the discussion of withholding on foreign accounts below, interest paid to a non-U.S. holder should not be subject to the U.S. federal income or withholding tax provided that:

●
you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote (including our Class B Common Stock into which the Note is convertible);

●
you are not a ‘‘controlled foreign corporation’’ with respect to which we are, directly or indirectly, a ‘‘related person’’;

●
you are not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

●
you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an Internal Revenue Service Form W-8BEN or Form W-8BEN-E, as applicable, (or successor forms)) or (b) a securities clearing organization, bank, or other financial institution that holds customers’ securities in the ordinary course of its business holds the Note on your behalf and certifies, under penalties of perjury, that it has received Internal Revenue Service Form W-8BEN or Form W-8BEN-E, as applicable, (or successor forms) from you or from another qualifying financial institution intermediary, and, in certain circumstances, provides a copy of the Internal Revenue Service Form W-8BEN or Form W-8BEN-E, as applicable, (or successor forms).

If you hold your Notes through certain foreign intermediaries or certain foreign partnerships, such foreign intermediaries or partnerships must also satisfy the certification requirements of applicable Treasury Regulations.

If you cannot satisfy the requirements described above, you will be subject to the 30% U.S. federal withholding tax with respect to payments of interest on the Notes , unless you provide us with a properly executed (1) Internal Revenue Service Form W-8BEN or Form W-8BEN-E, as applicable, (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable U.S. income tax treaty or (2) Internal Revenue Service Form W-8ECI (or successor form) stating that the interest paid on the Note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a trade or business in the United States and interest on a Note is effectively connected with your conduct of that trade or business (and if an income tax treaty applies and so requires, such interest is attributable to a permanent establishment or fixed base maintained by you in the United States), you will be subject to U.S. federal income tax on that interest on a net income basis (although you will be exempt from the 30% withholding tax, provided the certification requirements described above are satisfied) in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a non-U.S. corporation for U.S. federal income tax purposes, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest will be included in the earnings and profits of such non-U.S. corporation.

Certain Additional Payments

We may be required to make additional payments to holders of the Notes under the circumstances described under “Description of Notes — Interest Make-Whole Payment upon Certain Conversions,” “Description of Notes — Events of Default,” “Description of Notes — Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change,” and “Description of Notes —Registration Rights; Additional Interest.” For a discussion of the impact of additional payments on the Notes, see the discussion under “Consequences to U.S. holders—Additional Amounts.” It is possible that certain of such payments might be subject to U.S. federal withholding tax at a rate of 30% or lower treaty rate, if applicable. We will determine if any withholding is required if and when any such amounts become payable. Non-U.S. holders should consult their own tax advisors as to the tax considerations that relate to the potential additional interest payments.

Sale, Exchange, Repurchase, Redemption or Other Taxable Disposition of the Notes or the Class B Common Stock

Subject to the discussion of backup withholding and withholding on foreign accounts below, any gain realized upon the sale, exchange, repurchase, redemption or other taxable disposition of a Note or a share of Class B Common Stock generally will not be subject to U.S. federal income tax unless:

●
that gain is effectively connected with your conduct of a trade or business in the United States (and if an income tax treaty applies and so requires, such gain is attributable to a permanent establishment or fixed base maintained by you in the United States);

●
you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

●
we are or have been a ‘‘United States real property holding corporation’’ (‘‘USRPHC’’) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that you held our Notes or Class B Common Stock and our Class B Common Stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or other disposition occurs.

If your gain is effectively connected with your conduct of a U.S. trade or business (and if an income tax treaty applies and so requires, such gain is attributable to a permanent establishment or fixed base maintained by you in the United States), you generally will be subject to U.S. federal income tax on the net gain derived from the sale, exchange, repurchase, redemption or other disposition. If you are a non-U.S. corporation for U.S. federal income tax purposes, any such effectively connected gain received by you may also, under certain circumstances, be subject to the branch profits tax at a 30% rate (or such lower rate as may be prescribed under an applicable U.S. income tax treaty).

If you are described in the second bullet point above, you will be subject to a 30% U.S. federal income tax on the gain derived from the sale, exchange, repurchase, redemption or other disposition, which gain may be offset by U.S. source capital losses, even though you are not considered a resident of the United States.

With respect to the third bullet point above, generally, a corporation is a U.S. real property holding corporation if the fair market value of its U.S. real property interests, as defined in the Code and applicable regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe we are not currently and do not anticipate becoming a USRPHC for U.S. federal income tax purposes. Any amount paid to you on a sale, exchange, repurchase or redemption of a Note by us which represents interest will be taxable as described above under “— Payments of Interest on the Notes.”

Conversion of the Notes

A non-U.S. holder’s conversion of a Note into Class B Common Stock or a combination of Class B Common Stock and cash (including an interest make-whole payment), will be treated as described under “U.S. Holders — Conversion of the Notes”. To the extent a non-U.S. holder realizes gain, such gain will be treated as described under “— Sale, Exchange, Repurchase, Redemption or Other Taxable Disposition of the Notes or the Class B Common Stock” above. To the extent a non-U.S. holder receives amounts attributable to accrued interest, such amounts will be taxed in the manner described above under ‘‘— Payments of Interest on the Notes.”

Dividends and Constructive Distributions

In general, dividends, if any, received by you with respect to our Class B Common Stock (and any deemed dividends resulting from certain adjustments, or failures to make certain adjustments, to the conversion rate of the Notes (see “—U.S. Holders — Constructive Distributions” above)) will be subject to withholding of U.S. federal income tax at a 30% rate, unless such rate is reduced by an applicable U.S. income tax treaty. In the case of any deemed dividend, this tax could be withheld from amounts owed to you, including interest payments, shares of our Class B Common Stock received upon exchange of the Notes and payments on shares of our Class B Common Stock. Dividends that are effectively connected with your conduct of a trade or business in the United States (and if an income tax treaty applies and so requires, are attributable to a permanent establishment or fixed base maintained by you in the United States) are generally subject to U.S. federal income tax as if you were a U.S. holder and are exempt from the 30% withholding tax (assuming compliance with certain certification requirements). Any such effectively connected dividends received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to the branch profits tax at a 30% rate or such lower rate as may be prescribed under an applicable U.S. income tax treaty. In order to claim the benefit of a U.S. income tax treaty or to claim exemption from withholding because dividends paid to you on our Class B Common Stock (or any constructive distributions on the Notes treated as dividends) are effectively connected with your conduct of a trade or business in the United States, you must provide a properly executed Internal Revenue Service Form W-8BEN or Form W-8BEN-E, as applicable, for treaty benefits or W-8ECI for effectively connected income (or such successor forms as the Internal Revenue Service designates), prior to the payment of dividends. These forms must be periodically updated. You may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund.

Backup Withholding and Information Reporting

If you are a non-U.S. holder, in general, you will not be subject to backup withholding with respect to payments that we make to you provided that we do not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, and you have given us the statement described above under “Non-U.S. Holders — Payments of Interest on the Notes.” In addition, you will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of a Note or a share of Class B Common Stock within the United States or conducted through certain U.S.-related financial intermediaries, if the payer receives the statement described above and does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, or you otherwise establish an exemption. However, we (or the applicable paying agent) will be required to report annually to the Internal Revenue Service and to you the amount of, and the tax withheld with respect to, any interest and dividends paid to you, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information is furnished to the Internal Revenue Service in a timely manner.

Withholding on Foreign Accounts

The Foreign Account Tax Compliance Act, or FATCA, and guidance issued thereunder may impose withholding taxes on certain types of payments made to ‘‘foreign financial institutions’’ (as specifically defined) and certain other non-U.S. entities (including financial intermediaries). Under FATCA, failure to comply with certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of interest, dividends and sales proceeds of any property of a type which can produce U.S. source interest or dividends to foreign intermediaries and certain non-U.S. holders. FATCA imposes a 30% withholding tax on interest, dividends, or gross proceeds from the sale or other disposition of Class B Common Stock or Notes paid to a foreign financial institution or to a non-financial foreign entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non- financial foreign entity either certifies it does not have any “substantial United States owners” as specifically defined in FATCA or furnishes identifying information regarding each substantial United States owner or (iii) the foreign financial institution or the non-financial foreign entity qualifies for an exemption from the withholding tax. If the payee is a foreign financial institution, in the absence of any applicable exemption, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on “withholdable payments” (as specifically defined) made to certain account holders. An intergovernmental agreement between the United States and the foreign entity’s jurisdiction may modify these requirements. Prospective investors should consult their tax advisors regarding the implications of FATCA with respect to an investment in the Notes.

Dividend Equivalents

Section 871(m) of the Code requires withholding (of up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are treated as being contingent upon or determined by reference to U.S.-source dividends. Under Treasury Regulations promulgated under Section 871(m), Section 871(m) will apply to financial instruments issued in 2019 only if they are “delta-one.” A “delta-one” instrument is one in which, as of the pricing date, the ratio of the change in the fair market value of the instrument to a small change in the fair market value of the property referenced by the instrument is equal to 1.00. We have determined that the Notes are not delta-one instruments. Accordingly, non-U.S. holders of the Notes should not be subject to tax under Section 871(m). However, it is possible that Section 871(m) withholding tax could apply to the Notes under these rules in the future if, pursuant to a deemed taxable exchange, the Notes are treated as newly issued after January 1, 2021. If withholding is required, we (or the applicable withholding agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the Notes .

DESCRIPTION OF THE NOTES

On May 9, 2019, the Company entered into a purchase agreement (the "Purchase Agreement") with JMP Securities LLC (“JMP Securities”) to issue and sell $30.0 million in aggregate principal amount of its 6.75% Convertible Senior Notes due 2024 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Note Offering").  The Company paid JMP Securities a fee of 7% of the gross proceeds in the Note Offering. The net proceeds for the Note Offering were approximately $27.3 million.

The Notes were issued on May 14, 2019 pursuant to an Indenture (the “indenture”), by and between the Company and Wilmington Trust, National Association, as trustee (the “trustee”). The terms of the Notes include those expressly set forth in the indenture and pursuant to “—Registration Rights; Additional Interest,” or qualify the Indenture, those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes and any shares of Class B Common Stock issuable upon conversion of the Notes are entitled to the benefits of the registration rights agreement.

The following description is a summary of the material provisions of the Notes, the indenture and the registration rights agreement and does not purport to be complete. This summary is subject to and is qualified by reference to all of the provisions of the Notes, the indenture and the registration rights agreement, including the definitions of certain terms used in these documents. We urge holders to read these documents because they, and not this description, define their rights as a holder of the Notes.

General

The Notes are:

●
our general unsecured, senior obligations;

● initially be limited to an aggregate principal amount of $30,000,000;

● bear cash interest from, and including, May 14, 2019 at an annual rate of 6.75% payable semiannually on May 1 and November 1 of each year, beginning on November 1, 2019;

● effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness;

● equal in right of payment to all of our other senior unsecured indebtedness;

● subject to redemption at our option, in whole or in part, on or after May 6, 2022 if the last reported sale price of our Class B Common Stock has been at least 150% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which we provide notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date;

● subject to repurchase by us at the option of the holders following a fundamental change (as defined below under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the relevant fundamental change repurchase date;

● to mature on May 1, 2024, unless earlier converted, redeemed or repurchased;

● issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof; and

● represented by one or more registered Notes in global form, but in certain limited circumstances may be represented by Notes in definitive form. See “—Book-Entry, Settlement and Clearance.”

Subject to satisfaction of certain conditions and during the periods described below, the Notes may be converted at an initial conversion rate of 173.9130 shares of Class B Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $5.75 per share of Class B Common Stock). The conversion rate is subject to adjustment if certain events occur.

In addition, on or after the date that is one year after the last date of original issuance of the Notes offered hereby or after the occurrence of any 30 trading day period during which the last reported sale price of our Class B Common Stock has been at least 150% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), we will in certain circumstances make an interest make-whole payment (an “interest make-whole payment”) to a converting holder payable in cash or shares of Class B Common Stock, at our election, as described under “—Conversion Rights—Interest Make-Whole Payment upon Certain Conversions.”

We will settle conversions of Notes, subject to the blocker provision (as defined below in “—Ownership Limitation”), by paying or delivering, as the case may be, cash, shares of our Class B Common Stock or a combination of cash and shares of our Class B Common Stock, at our election, as described under “—Conversion Rights—Settlement upon Conversion,” and an interest-make whole payment, if applicable. Holders of Notes will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

The indenture does not limit the amount of unsecured debt that may be issued by us or our subsidiaries under the indenture or otherwise, though we and our subsidiaries will be limited in the amount of secured debt we or they can incur to the extent described under “Description of Notes—Limitation on Liens Securing Indebtedness.” The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “—Limitation on Liens Securing Indebtedness,” “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” and “—Consolidation, Merger or Sale of Assets” below and except for the provisions set forth under “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption,” the indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction, recapitalization or similar restructuring involving us that could adversely affect such holders.

We may not reopen the indenture to issue additional Notes without the consent of the holders.

We do not intend to list the Notes on any securities exchange or any automated dealer quotation system.

We intend to make all payments due on the Notes when due, and believe that we will have the financial ability to do so.

Except to the extent the context otherwise requires, we use the term “Notes” in this prospectus to refer to each $1,000 principal amount of Notes. References in this prospectus to a “holder” or “holders” of Notes that are held through The Depository Trust Company (“DTC”) are references to owners of beneficial interests in such Notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the Notes are registered (Cede & Co., in the case of Notes held through DTC) as the owner of such Notes for all purposes. References herein to the “close of business” refer to 5:00 p.m., New York City time, and to the “open of business” refer to 9:00 a.m., New York City time.

Ownership Limitation

Notwithstanding the foregoing and anything to the contrary in this description of Notes or in the indenture, no holder (other than the depositary with respect to the Notes) or beneficial owner of a Note shall have the right to receive shares of our Class B Common Stock upon conversion, and any purported delivery of shares of Class B Common Stock to such holder or beneficial owner shall be null and void, to the extent that, following receipt of such shares, such holder or beneficial owner (together with such holder’s affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act and the rules promulgated thereunder, including any “group” of which such holder is a member) would be the beneficial owner (within the meaning of Section 13(d) under the Exchange Act and the rules promulgated thereunder) of more than 4.99% of the outstanding shares of our Class B Common Stock; provided that if such holder or beneficial owner is so prevented from receiving any shares to which it would otherwise be entitled, our obligation to deliver such shares shall not be extinguished, and we shall deliver such shares (or any designated portion thereof) within two business days following written notice from the converting holder or beneficial owner that receipt of such shares (or any designated portion thereof) would not be prohibited by this sentence (this sentence being referred to as the “blocker provision”); provided, however, that such blocker provision shall not apply in connection with and subject to completion of a third party tender offer for the Class B Common Stock issuable thereupon. The provisions of this paragraph may be construed and implemented by us in a manner that is otherwise than in strict conformity with the terms of this paragraph in order to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Notes. The trustee (including in its capacities as security registrar, paying agent and conversion agent) shall have no responsibility for construing or implementing the provisions of this paragraph or for determining whether any holder or beneficial owner of a Note would upon conversion be prevented from receiving any shares as a result of this paragraph.

Purchase and Cancellation

We will cause all Notes surrendered for payment, repurchase (including as described immediately below and in “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), redemption, registration of transfer or exchange or conversion, if surrendered to any person other than the trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the trustee for cancellation in accordance with its customary procedures. All Notes delivered to the trustee shall be cancelled promptly by the trustee. Except for any Notes surrendered for registration of transfer or exchange, no Notes shall be authenticated in exchange for any Notes cancelled as provided in the indenture.

We may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to us), repurchase Notes in the open market or otherwise, whether by us or our subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. We will cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the trustee for cancellation, and they will no longer be considered “outstanding” under the indenture upon their repurchase.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

Through our paying agent, we will pay the principal of, and interest on, Notes in global form registered in the name of or held by DTC or its nominee by wire transfer in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global Note.

Through our paying agent, we will pay the principal of any certificated Notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its office in the contiguous United States as a place where Notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the Notes, and we may act as paying agent or registrar. Interest on certificated Notes is payable (i) to holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these Notes and (ii) to holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon application by such a holder to the trustee not later than the relevant regular record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

A holder of Notes may transfer or exchange Notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to offer indemnity or security satisfactory to it and to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of Notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. Holders of Notes may not sell or otherwise transfer Notes or any Class B Common Stock issuable upon conversion of Notes except in compliance with the provisions set forth below under “Transfer Restrictions.” We are not required to transfer or exchange any Note selected for redemption or surrendered for conversion or required repurchase.

The registered holder of a Note will be treated as its owner for all purposes.

Interest

The Notes bear cash interest at a rate of 6.75% per year until maturity. Interest on the Notes accrues from, and including, May 14, 2019 or from, and including, the most recent date on which interest has been paid or duly provided for. Interest is payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2019.

Interest will be paid to the person in whose name a Note is registered at the close of business on April 15 or October 15 (whether or not a business day), as the case may be, immediately preceding the relevant interest payment date (each, a “regular record date”). Interest on the Notes is computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

If any interest payment date, the maturity date, any redemption date or any earlier required repurchase date upon a fundamental change of a Note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

Unless the context otherwise requires, all references to interest in this prospectus include additional interest, if any, payable as described under “—Registration Rights; Additional Interest” and at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”

Ranking

The Notes are our general unsecured obligations that rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the Notes. The Notes rank equal in right of payment with all of our liabilities that are not so subordinated. The Notes effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the Notes only after all indebtedness under such secured debt has been repaid in full from such assets. The Notes rank structurally junior to all indebtedness and other liabilities of our subsidiaries (including trade payables but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP). A significant portion of our operations are conducted through and a significant portion of our assets are held by our subsidiaries. The Notes are not be guaranteed by any of our current or future subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due with respect to the Notes or to make any funds available therefor, whether by dividends, loans or other payments. Our right to receive any assets of any of our subsidiaries upon such subsidiary’s bankruptcy, liquidation or reorganization, and, therefore, the right of the holders of Notes to participate in those assets, will be subject to prior claims of creditors of the subsidiary, including trade creditors, and such subsidiary may not have sufficient assets remaining to make any payments to us as a shareholder or otherwise. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes then outstanding.

As of June 30, 2019, our total consolidated indebtedness was approximately $115.1 million, of which an aggregate of $65.9 million was secured indebtedness, and approximately $64.6 million of such secured indebtedness is directly attributable to the Company’s vehicles in inventory or held for sale, and the security of those lenders includes all of the vehicles financed by such lenders as well as all of the assets of our subsidiaries Wholesale Inc. and AutoSport USA, Inc. As of June 30, 2019, approximately $30.0 million of our total consolidated indebtedness was senior indebtedness.

The ability of our subsidiaries to pay dividends and make other payments to us may be restricted by, among other things, our future debt instruments, applicable corporate and other laws and regulations as well as agreements to which our subsidiaries may become a party. We may not be able to pay the cash portions of any settlement amount upon conversion of the Notes, or to pay cash for the fundamental change repurchase price upon a fundamental change if a holder requires us to repurchase Notes as described below. See “Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to settle the Notes in cash on a conversion, to repurchase the Notes on a fundamental change, or to repay the Notes at maturity. In addition, the terms of our future debt may contain limitations on our ability to pay cash on conversion or repurchase of the Notes.”

Limitation on Liens Securing Indebtedness

We will not, nor will we permit any of our subsidiaries to create, assume or suffer to exist any Lien to secure Indebtedness (as defined below) on any asset now owned or hereafter acquired by us or any of our subsidiaries except for Permitted Liens; provided, however, that any Lien on such asset shall be permitted notwithstanding that it is not a Permitted Lien if all payments due under the indenture and the Notes are secured on an equal and ratable (or senior) basis with the obligations so secured by such Lien until such time as such obligations are no longer secured by a Lien.

The foregoing covenant will immediately terminate, and any then existing default thereof will immediately be deemed cured, upon the earliest to occur of: (i) a fundamental change described in clause (1) or (2) of the definition thereof, (ii) such time as less than $3.0 million aggregate principal amount of Notes are outstanding and (iii) both of (x) the conclusion of any 30 trading day period during which the last reported sale price of our Class B Common Stock has been at least 150% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) and (y) the initial effectiveness of the shelf registration statement described under “—Registration Rights; Additional Interest”.

Any Lien created for the benefit of the holders pursuant to the foregoing covenant shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the earlier of (x) the termination of such Indebtedness and (y) the termination of the foregoing covenant.

As used in this section, the following terms have the following meanings:

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with U.S. GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Consumer Warehouse Facilities” means a revolving credit or repurchase facility intended to finance the loans made by us or any of our subsidiaries to consumers acquiring vehicles of any nature from any of our subsidiaries which facility may include Liens on the accounts, documents and other property of the entity making or acquiring or otherwise involved with such consumer loans.

“Credit Facilities” means one or more (i) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), letters of credit, (ii) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or (iii) instruments or agreements evidencing any other Indebtedness, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding our subsidiaries as additional borrowers or guarantors thereunder).

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Hedging Obligations” means, with respect to any specified person, the obligations of such person under:

(1)
interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)
other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)
other agreements or arrangements designed to protect such person against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” means, with respect to any specified person, any indebtedness of such person (excluding accrued expenses and trade payables), whether or not contingent:

(1)
in respect of borrowed money;

(2)
evidenced by bonds, Notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)
in respect of banker’s acceptances;

(4)
representing Capital Lease Obligations;

(5)
representing the balance deferred and unpaid of the purchase price of any property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such person’s business); or

(6)
representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified person prepared in accordance with U.S. GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified person (whether or not such Indebtedness is assumed by the specified person) and, to the extent not otherwise included, the Guarantee by the specified person of any Indebtedness of any other person, to the extent, as applicable, of the amount of Indebtedness covered by such Guarantee, or the lesser of the fair market value (as determined in good faith by us) of the asset or assets subject to such Lien or the principal (or accreted) amount of the Indebtedness secured by such Lien; provided that Indebtedness shall not include post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing. Indebtedness shall be calculated without giving effect to the effects of Accounting Standards Codification 815 — Derivatives and Hedging and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the indenture governing the Notes as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

The amount of any Indebtedness outstanding as of any date will be:

(1)
the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)
the principal amount of the Indebtedness, in the case of any other Indebtedness;

(3)
in the case of the Guarantee by the specified person of any Indebtedness of any other person where the amount of the Guarantee is less than the principal amount of such Indebtedness, such lesser amount; and

(4)
in respect of Indebtedness of another person secured by a Lien on the assets of the specified person, the lesser of:

(a)
the fair market value of such assets at the date of determination, as determined in good faith by us; and

(b)
the amount of the Indebtedness of the other person so secured.

“Inventory Financing Agreement” means that certain Inventory Financing and Security Agreement, by and among Inventory Financing Lenders and RMBL Missouri, dated February 16, 2018, as it may be amended, and any similar agreements entered into with any Inventory Financing Lender.

“Inventory Financing Lenders” means Ally Bank and Ally Financial Inc., collectively and each of their assigns or successors in interest, and any additional or replacement lenders providing inventory financing to us or any of our subsidiaries, provided that such lender shall be domiciled in the United States and shall be in the business of extending credit of such type in the ordinary course of business.

“Liens” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in the nature of a security interest in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof. For the avoidance of doubt, a license shall not constitute a “Lien” for purposes of this section.

“Permitted Liens” means:

(1)
Liens on any or all of our and our subsidiaries’ assets securing one or more Credit Facilities (and borrowings thereunder) other than Inventory Financing Agreements and Credit Facilities for Consumer Warehouse Facilities; provided that the aggregate secured borrowings under such Credit Facilities shall not at any one time exceed $22.5 million in the aggregate;

(2)
Liens on property (including equity interests) existing at the time of acquisition of the property and/or person by us or any of our subsidiaries (plus improvements and accessions to such property or proceeds or distributions thereof); provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

(3)
Liens arising under the indenture governing the Notes, including those that are for the benefit of the trustee;

(4)
Liens securing Hedging Obligations entered into by us and/or any of our subsidiaries in the ordinary course of business and entered into for bona fide hedging purposes (and not for speculative purposes) as determined in good faith by us;

(5)
Liens securing Indebtedness pursuant to a Qualified Inventory Financing;

(6)
Liens securing Indebtedness constituting Consumer Warehouse Facilities;

(7)
Liens securing Capital Lease Obligations in an amount not in excess of $1,000,000; and

(8)
Liens securing letters of credit (or reimbursement agreements in respect thereof) in an amount not to exceed $500,000 at any time outstanding, and Liens securing reimbursement obligations in connection with letters of credit serving as a lease deposit.

“Qualified Inventory Financing” means Indebtedness owing to Inventory Financing Lenders pursuant to an Inventory Financing Agreement, provided that, the aggregate outstanding amount of the aggregate amount of such Indebtedness at any time outstanding shall not exceed the aggregate book value of all inventory of us and our subsidiaries, on a consolidated basis.

“U.S. GAAP” means generally accepted accounting principles in the United States as in effect on the date of the indenture, without giving effect to ASU 2016-02, Leases (Topic 842).

Optional Redemption on or after May 6, 2022

No “sinking fund” is provided for the Notes, which means that we are not required to redeem or retire the Notes periodically. Prior to May 6, 2022, the Notes are not redeemable. On or after May 6, 2022, we may redeem for cash all or any portion of the Notes, at our option, if the last reported sale price (as defined under “—Conversion Rights—Settlement upon Conversion”) of our Class B Common Stock has been at least 150% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which we provide notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption. In the case of any optional redemption, we will provide not less than 50 nor more than 65 scheduled trading days’ notice before the redemption date to the trustee, the paying agent and each holder of Notes, and the redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (unless the redemption date falls after a regular record date but on or prior to the immediately succeeding interest payment date, in which case we will pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date, and the redemption price will be equal to 100% of the principal amount of the Notes to be redeemed). The redemption date must be a business day, and we may not specify a redemption date that falls on or after November 1, 2023.

If we decide to redeem fewer than all of the outstanding Notes, the Notes to be redeemed will be selected according to DTC’s applicable procedures, in the case of Notes represented by a global note, or, in the case of Notes in certificated form, the trustee shall select, pro rata or by lot or in such other manner as it shall deem appropriate and fair, Notes to be redeemed in whole or in part.

If the trustee selects a portion of a holder’s Note for partial redemption and such holder converts a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption.

In the event of any redemption in part, we will not be required to register the transfer of or exchange for other Notes any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

No Notes may be redeemed if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to such Notes).

Conversion Rights

General

Prior to the close of business on the business day immediately preceding November 1, 2023, the Notes are convertible only upon satisfaction of one or more of the conditions described under the headings “—Conversion upon Satisfaction of Sale Price Condition,” “—Conversion upon Satisfaction of Trading Price Condition,” “—Conversion upon Notice of Redemption” and “—Conversion upon Specified Corporate Events.” On or after November 1, 2023 until the close of business on the business day immediately preceding the maturity date, holders may convert all or any portion of their Notes at the conversion rate at any time irrespective of the foregoing conditions.

The conversion rate for the Notes is initially 173.9130 shares of Class B Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $5.75 per share of Class B Common Stock). Upon conversion of a note, subject to the blocker provision to the extent applicable, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our Class B Common Stock or a combination of cash and shares of our Class B Common Stock, at our election, all as set forth below under “—Settlement upon Conversion.” If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our Class B Common Stock, the amount of cash and shares of Class B Common Stock, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each trading day in a 40 trading day observation period (as defined below under “—Settlement upon Conversion”) and an interest make-whole payment, if applicable. The trustee initially acts as the conversion agent.

A holder may convert fewer than all of such holder’s Notes so long as the Notes converted are an integral multiple of $1,000 principal amount.

If we call Notes for redemption, a holder of Notes may convert all or any portion of its Notes only until the close of business on the scheduled trading day immediately preceding the redemption date, unless we fail to pay the redemption price (in which case a holder of Notes may convert such Notes until the close of business on the business day immediately preceding the date on which the redemption price has been paid or duly provided for).

Upon conversion, holders will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below and under “Interest Make-Whole Payment upon Certain Conversions.” We will not issue fractional shares of our Class B Common Stock upon conversion of Notes. Instead, we will pay cash in lieu of delivering any fractional share as described under “—Settlement upon Conversion” and under “Interest Make-Whole Payment upon Certain Conversions.” Our payment and delivery, as the case may be, to holders of the cash, shares of our Class B Common Stock or a combination thereof, as the case may be, into which a Note is convertible will be deemed to satisfy in full our obligation to pay:

●
the principal amount of the note; and

●
accrued and unpaid interest, if any, to, but not including, the relevant conversion date.

As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of our Class B Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

Notwithstanding the immediately preceding paragraph, if Notes are converted after the close of business on a regular record date for the payment of interest and prior to the open of business on the corresponding interest payment date, holders of such Notes at the close of business on such regular record date will receive the full amount of interest payable on such Notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any regular record date to the open of business on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment need be made:

●
for conversions following the regular record date immediately preceding the maturity date;

●
if we have specified a redemption date that is after a regular record date and on or prior to the second business day immediately following the corresponding interest payment date (or, if such interest payment date is not a business day, the third business day immediately following such interest payment);

●
if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the business day immediately following the corresponding interest payment date (or, if such interest payment date is not a business day, the second business day immediately following such interest payment);

●
for Notes in respect of which an interest make-whole payment is payable upon conversion; or

●
to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

Therefore, for the avoidance of doubt, all record holders after the close of business on the regular record date immediately preceding the maturity date, a redemption date or fundamental change repurchase date described in the second and third bullets in the preceding paragraph and any record holders entitled to receive an interest make-whole payment upon conversion described in the fourth bullet in the preceding paragraph will receive the full interest payment due on the maturity date or other applicable interest payment date regardless of whether their Notes have been converted following such regular record date.

If a holder converts Notes, we will pay any documentary, stamp or similar issue or transfer tax due on any issuance of any shares of our Class B Common Stock upon the conversion, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Neither the trustee nor the conversion agent (if other than the trustee) will have any duty to determine or verify our determination of whether any of the conditions to conversion have been satisfied.

Holders may surrender their Notes to the conversion agent for conversion only under the following circumstances:

Conversion upon Satisfaction of Sale Price Condition

Prior to the close of business on the business day immediately preceding November 1, 2023, a holder may surrender all or any portion of its Notes for conversion at any time during any calendar quarter commencing after the calendar quarter ending on September 30, 2019 (and only during such calendar quarter), if the last reported sale price of the Class B Common Stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day. If the sale price condition has been met, we will so notify in writing the holders, the trustee and the conversion agent (if other than the trustee).

The “last reported sale price” of our Class B Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our Class B Common Stock is traded. If our Class B Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price for our Class B Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our Class B Common Stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for our Class B Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. The “last reported sale price” will be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

Except for purposes of determining amounts due upon conversion and the number of shares, if any, deliverable in respect of an interest make-whole payment, “trading day” means a day on which (i) trading in our Class B Common Stock (or other security for which a closing sale price must be determined) generally occurs on The NASDAQ Capital Market or, if our Class B Common Stock (or such other security) is not then listed on The NASDAQ Capital Market, on the principal other U.S. national or regional securities exchange on which our Class B Common Stock (or such other security) is then listed or, if our Class B Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our Class B Common Stock (or such other security) is then traded, and (ii) a last reported sale price for our Class B Common Stock (or closing sale price for such other security) is available on such securities exchange or market. If our Class B Common Stock (or such other security) is not so listed or traded, “trading day” means a “business day.”

Conversion upon Satisfaction of Trading Price Condition

Prior to the close of business on the business day immediately preceding November 1, 2023, a holder of Notes may surrender all or any portion of its Notes for conversion at any time during the five consecutive business day period immediately following any five consecutive trading day period (the “measurement period”) in which the “trading price” per $1,000 principal amount of Notes, as determined following a request by a holder of Notes in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our Class B Common Stock and the conversion rate on each such trading day.

The “trading price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $2,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select for this purpose; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of Notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the last reported sale price of our Class B Common Stock and the conversion rate. If we do not, when we are required to, instruct the bid solicitation agent to obtain bids, or if we give such instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination, then, in either case, the trading price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the last reported sale price of our Class B Common Stock and the conversion rate on each trading day of such failure.

The bid solicitation agent shall have no obligation to determine the trading price per $1,000 principal amount of Notes unless we have requested such determination in writing; and we shall have no obligation to make such request unless a holder of a Note provides us with reasonable evidence that the trading price per $1,000 principal amount of Notes would be less than 98% of the product of the last reported sale price of our Class B Common Stock and the conversion rate. At such time, we shall instruct the bid solicitation agent to determine the trading price per $1,000 principal amount of Notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the last reported sale price of our Class B Common Stock and the conversion rate, and we shall instruct the three independent nationally recognized securities dealers to deliver bids to the bid solicitation agent. If the trading price condition has been met, we will so notify the holders, the trustee and the conversion agent (if other than the trustee) in writing. If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the last reported sale price of our Class B Common Stock and the conversion rate for such date, we will so notify the holders, the trustee and the conversion agent (if other than the trustee).

We are initially acting as the bid solicitation agent.

Conversion upon Notice of Redemption

If we call any or all of the Notes for redemption, holders may convert all or any portion of their Notes at any time prior to the close of business on the scheduled trading day prior to the redemption date, even if the Notes are not otherwise convertible at such time. After that time, the right to convert such Notes on account of our delivery of the notice of redemption will expire, unless we default in the payment of the redemption price, in which case a holder of Notes may convert all or any portion of its Notes until the business day immediately preceding the date on which the redemption price has been paid or duly provided for.

Conversion upon Specified Corporate Events

Certain Distributions

If, prior to the close of business on the business day immediately preceding November 1, 2023, we elect to:

●
issue to all or substantially all holders of our Class B Common Stock any rights, options or warrants (other than pursuant to a stockholder rights plan in respect of which the stockholder rights have not separated from the shares of Class B Common Stock) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our Class B Common Stock at a price per share that is less than the average of the last reported sale prices of our Class B Common Stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance; or

●
distribute to all or substantially all holders of our Class B Common Stock our assets, securities or rights to purchase our securities (other than pursuant to a stockholder rights plan in respect of which the stockholder rights have not separated from the shares of Class B Common Stock), which distribution has a per share value, as reasonably determined by our Board of Directors (the "Board") or a committee thereof, exceeding 10% of the last reported sale price of our Class B Common Stock on the trading day preceding the date of announcement for such distribution, then, in either case, we must notify the holders of the Notes, the trustee and the conversion agent (if other than the trustee) in writing at least 50 scheduled trading days prior to the ex-dividend date for such issuance or distribution. Once we have given such notice, holders may surrender all or any portion of their Notes for conversion at any time until the earlier of the close of business on the business day immediately preceding the ex-dividend date for such issuance or distribution and our announcement that such issuance or distribution will not take place, even if the Notes are not otherwise convertible at such time.

Certain Corporate Events

If (i) a transaction or event that constitutes a (x) “fundamental change” (as defined under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”) or (y) a “make-whole fundamental change” (as defined under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption”) occurs prior to the close of business on the business day immediately preceding November 1, 2023, regardless of whether a holder has the right to require us to repurchase the Notes as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” or (ii) we are a party to a share exchange event (as defined under “—Recapitalizations, Reclassifications and Changes of Our Class B Common Stock”) that occurs prior to the close of business on the business day immediately preceding November 1, 2023 (each such fundamental change, make-whole fundamental change or share exchange event, a “corporate event”), then, in each case, all or any portion of a holder’s Notes may be surrendered for conversion at any time on or after the effective date of the corporate event until 35 trading days after the effective date of such corporate event or, if such corporate event also constitutes a fundamental change, until the related fundamental change repurchase date. We will notify holders, the trustee and the conversion agent (if other than the trustee) in writing no later than the effective date of such corporate event.

Conversions on or after November 1, 2023

On or after November 1, 2023, a holder may convert all or any portion of its Notes at any time prior to the close of business on the business day immediately preceding the maturity date regardless of the foregoing conditions.

Conversion Procedures

If any holder holds a beneficial interest in a global Note, to convert such holder must comply with DTC’s procedures for converting a beneficial interest in a global Note and, if required, pay funds equal to interest payable on the next interest payment date to which such holder is not entitled. As such, if any holder is a beneficial owner of the Notes, such holder must allow for sufficient time to comply with DTC’s procedures if such holder wishes to exercise its conversion rights.

If a holder holds a certificated note, to convert such holder must:

●
complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

●
deliver the conversion notice, which is irrevocable, and the Note to the conversion agent;

●
if required, furnish appropriate endorsements and transfer documents; and

●
if required, pay funds equal to interest payable on the next interest payment date to which such holder is not entitled.

We will pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of our Class B Common Stock upon conversion of the Notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay the tax.

We refer to the date any holder complies with the relevant procedures for conversion described above as the “conversion date.”

If a holder has already delivered a repurchase notice as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” with respect to a note, the holder may not surrender that Note for conversion until the holder has withdrawn the repurchase notice in accordance with the relevant provisions of the indenture. If a holder submits its Notes for required repurchase, the holder’s right to withdraw the fundamental change repurchase notice and convert the Notes that are subject to repurchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change repurchase date.

Settlement upon Conversion

Upon conversion, we may choose to pay or deliver, as the case may be, either cash (“cash settlement”), shares of our Class B Common Stock (“physical settlement”) or a combination of cash and shares of our Class B Common Stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.”

All conversions for which the relevant conversion date occurs on or after November 1, 2023, and all conversions for which the relevant conversion date occurs on or after our issuance of a notice of redemption as described under “—Optional Redemption on or after May 6, 2022” but prior to the related redemption date (a “redemption period”), will be settled using the same settlement method. Except for any conversions for which the relevant conversion date occurs on or after November 1, 2023, and any conversions for which the relevant conversion date occurs during a redemption period, we will use the same settlement method for all conversions with the same conversion date, but we do not have any obligation to use the same settlement method with respect to conversions with different conversion dates. That is, prior to November 1, 2023 and other than during a redemption period, we may choose for Notes converted on one conversion date to settle conversions in physical settlement, and choose for Notes converted on another conversion date cash settlement or combination settlement.

If we elect a settlement method, we will inform in writing holders so converting, the trustee and the conversion agent (if other than the trustee) of the settlement method we have selected no later than the close of business on the scheduled trading day immediately following the related conversion date (or in the case of any conversions for which the relevant conversion date occurs (i) during a redemption period, in the related notice of redemption or (ii) on or after November 1, 2023, no later than November 1, 2023). If we do not timely elect a settlement method, we will no longer have the right to elect cash settlement or physical settlement for such conversion or during such period and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of Notes will be equal to $1,000. If we timely elect combination settlement, but we do not timely notify converting holders of the specified dollar amount per $1,000 principal amount of Notes to be converted, such specified dollar amount will be deemed to be $1,000. It is our current intent to settle conversions of the Notes through combination settlement with a specified dollar amount per $1,000 principal amount of Notes of $1,000.

Settlement amounts will be computed as follows:

●
if we elect physical settlement, subject to the blocker provision to the extent applicable, we will deliver to the converting holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Class B Common Stock equal to the conversion rate, together with a cash payment in lieu of delivering any fractional shares, and the interest make-whole payment, if applicable;

●
if we elect cash settlement, subject to the blocker provision to the extent applicable, we will pay to the converting holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 40 consecutive trading days during the related observation period, together with a cash payment in lieu of delivering any fractional shares, and the interest make-whole payment, if applicable; and

●
if we elect (or are deemed to have elected) combination settlement, subject to the blocker provision to the extent applicable, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of Notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 40 consecutive trading days during the related observation period, together with a cash payment in lieu of delivering any fractional shares, and the interest make-whole payment, if applicable.

●
The “daily settlement amount,” for each of the 40 consecutive trading days during the observation period, shall consist of:

●
cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified in the notice specifying our chosen settlement method (or deemed specified as set forth above) (the “specified dollar amount”), if any, divided by 40 (such quotient, the “daily measurement value”) and (ii) the daily conversion value; and

●
if the daily conversion value exceeds the daily measurement value, a number of shares of our Class B Common Stock equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

The “daily conversion value” means, for each of the 40 consecutive trading days during the observation period, one-fortieth (1/40th) of the product of (1) the conversion rate on such trading day and (2) the daily VWAP for such trading day.

The “daily VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “RMBL <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our Class B Common Stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

The “observation period” with respect to any Note surrendered for conversion means:

●
subject to the immediately succeeding bullet, if the relevant conversion date occurs prior to November 1, 2023, the 40 consecutive trading day period beginning on, and including, the second trading day immediately succeeding such conversion date;

●
if the relevant conversion date occurs during a redemption period with respect to the Notes as described under “—Optional Redemption on or after May 6, 2022,” the 40 consecutive trading days beginning on, and including, the 41st scheduled trading day immediately preceding such redemption date; and

●
if the relevant conversion date occurs on or after November 1, 2023, the 40 consecutive trading days beginning on, and including, the 41st scheduled trading day immediately preceding the maturity date.

For the purposes of determining amounts due upon conversion and the number of shares, if any, deliverable in respect of an interest make-whole payment only, “trading day” means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in our Class B Common Stock generally occurs on The NASDAQ Capital Market or, if our Class B Common Stock is not then listed on The NASDAQ Capital Market, on the principal other U.S. national or regional securities exchange on which our Class B Common Stock is then listed or, if our Class B Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our Class B Common Stock is then listed or admitted for trading. If our Class B Common Stock is not so listed or admitted for trading, “trading day” means a “business day.”

“Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our Class B Common Stock is listed or admitted for trading. If our Class B Common Stock is not so listed or admitted for trading, “scheduled trading day” means a “business day.”

For the purposes of determining amounts due upon conversion and the number of shares, if any, deliverable in respect of an interest make-whole payment, “market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our Class B Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our Class B Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our Class B Common Stock or in any options contracts or futures contracts relating to our Class B Common Stock.

Except as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption” and “—Recapitalizations, Reclassifications and Changes of Our Class B Common Stock,” we will deliver the consideration due in respect of conversion on the second business day immediately following the relevant conversion date, if we elect physical settlement, or on the second business day immediately following the last trading day of the relevant observation period, in the case of any other settlement method.

We will pay cash in lieu of delivering any fractional share of Class B Common Stock issuable upon conversion based on the daily VWAP for the relevant conversion date (in the case of physical settlement) or based on the daily VWAP for the last trading day of the relevant observation period (in the case of combination settlement).

Each conversion will be deemed to have been effected as to any Notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our Class B Common Stock shall be issuable upon such conversion will be treated as the holder of record of such shares as of the close of business on the conversion date (in the case of physical settlement) or the last trading day of the relevant observation period (in the case of combination settlement).

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our Class B Common Stock and solely as a result of holding the Notes, in any of the transactions described below without having to convert their Notes as if they held a number of shares of Class B Common Stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of Notes held by such holder. Neither the trustee nor the conversion agent shall have any responsibility to monitor the accuracy of any calculation of any adjustment to the conversion rate and the same shall be conclusive and binding on the holders, absent manifest error. Notice of such adjustment to the conversion rate will be given by us promptly in writing to the holders, the trustee and the conversion agent and shall be conclusive and binding on the holders, absent manifest error.

(1)
If we exclusively issue shares of our Class B Common Stock as a dividend or distribution on shares of our Class B Common Stock, or if we effect a share split or share combination in respect of our Class B Common Stock, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0
where,

CR0 =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1 =
the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date;

OS0 =
the number of shares of our Class B Common Stock outstanding immediately prior to the open of business on such ex-dividend date or effective date; and

OS1 =
the number of shares of our Class B Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our Board or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2)
If we issue to all or substantially all holders of our Class B Common Stock any rights, options or warrants (other than in connection with a stockholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our Class B Common Stock at a price per share that is less than the average of the last reported sale prices of our Class B Common Stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	OS0 + X
OS0 + Y
where,

CR0 =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

CR1 =
the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS0 =
the number of shares of our Class B Common Stock outstanding immediately prior to the open of business on such ex-dividend date;

X =
the total number of shares of our Class B Common Stock issuable pursuant to such rights, options or warrants; and

Y =
the number of shares of our Class B Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our Class B Common Stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that shares of Class B Common Stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Class B Common Stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

For the purpose of this clause (2), and for the purpose of the first bullet point under “—Conversion upon Specified Corporate Events—Certain Distributions,” in determining whether any rights, options or warrants entitle the holders of our Class B Common Stock to subscribe for or purchase shares of Class B Common Stock at less than such average of the last reported sale prices of our Class B Common Stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Class B Common Stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our Board or a committee thereof.

(3)
If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our Class B Common Stock, excluding:

●
dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above;

●
dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below;

●
except as otherwise described below, rights issued under a stockholder rights plan of ours;

●
distributions of reference property in exchange for or upon conversion of our Class B Common Stock in a transaction described under “—Recapitalizations, Reclassifications and Changes of Our Class B Common Stock;” and

●
spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0 − FMV
where,

CR0 =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1 =
the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0 =
the average of the last reported sale prices of our Class B Common Stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV =
the fair market value (as determined by our Board or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our Class B Common Stock on the ex-dividend date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our Class B Common Stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of Class B Common Stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our Class B Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to any of our subsidiaries or other business units, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0
MP0
where,

CR0 =
the conversion rate in effect immediately prior to the end of the valuation period (as defined below);

CR1 =
the conversion rate in effect immediately after the end of the valuation period;

FMV0 =
the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our Class B Common Stock applicable to one share of our Class B Common Stock (determined by reference to the definition of last reported sale price set forth under “—Conversion upon Satisfaction of Sale Price Condition” as if references therein to our Class B Common Stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0 =
the average of the last reported sale prices of our Class B Common Stock over the valuation period.

The adjustment to the conversion rate under the preceding paragraph will occur at the close of business on the last trading day of the valuation period; provided that (x) in respect of any conversion of Notes for which physical settlement is applicable, if the relevant conversion date occurs during the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and such conversion date in determining the conversion rate and (y) in respect of any conversion of Notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and such trading day in determining the conversion rate as of such trading day.

(4)
If any cash dividend or distribution is made to all or substantially all holders of our Class B Common Stock, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0
SP0 − C
where,

CR0 =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1 =
the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0 =
the last reported sale price of our Class B Common Stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C =
the amount in cash per share we distribute to all or substantially all holders of our Class B Common Stock.

Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our Board or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a Note shall receive, for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of shares of our Class B Common Stock, the amount of cash that such holder would have received if such holder owned a number of shares of our Class B Common Stock equal to the conversion rate in effect on the ex-dividend date for such cash dividend or distribution.

(5)
If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our Class B Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Class B Common Stock exceeds the average of the last reported sale prices of our Class B Common Stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0 =
the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR1 =
the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC =
the aggregate value of all cash and any other consideration (as determined by our Board or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0 =
the number of shares of our Class B Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 =
the number of shares of our Class B Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =
the average of the last reported sale prices of our Class B Common Stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of Notes for which physical settlement is applicable, if the relevant conversion date occurs during the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and such conversion date in determining the conversion rate and (y) in respect of any conversion of Notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and such trading day in determining the conversion rate as of such trading day.

Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its Notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our Class B Common Stock as of the related conversion date as described under “—Settlement upon Conversion” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our Class B Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our Class B Common Stock or any securities convertible into or exchangeable for shares of our Class B Common Stock or the right to purchase shares of our Class B Common Stock or such convertible or exchangeable securities.

As used in this section, “ex-dividend date” means the first date on which the shares of our Class B Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our Class B Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and “effective date” means the first date on which the shares of our Class B Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our Class B Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which our Class B Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our Class B Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our Board or a duly authorized committee thereof, statute, contract or otherwise).

Subject to the applicable listing standards of The NASDAQ Capital Market, we are permitted to increase the conversion rate of the Notes by any amount for a period of at least 20 business days if our Board or a committee thereof determines that such increase would be in our best interest. Subject to the applicable listing standards of The NASDAQ Capital Market, we may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our Class B Common Stock or rights to purchase shares of our Class B Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of Class B Common Stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Certain Material U.S. Federal Income Tax Considerations.”

If we have a rights plan in effect upon conversion of the Notes into Class B Common Stock, holders will receive, in addition to any shares of Class B Common Stock received in connection with such conversion, the rights under the rights plan. We will not adjust the conversion rate upon the adoption of a rights plan, so long as the rights are not currently exercisable and have not separated from the shares of Class B Common Stock in accordance with the provisions of such rights plan. However, if, prior to any conversion, the rights have separated from the shares of Class B Common Stock in accordance with the provisions of the applicable rights plan, the conversion rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our Class B Common Stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Notwithstanding any of the foregoing, the conversion rate will not be adjusted:

●
upon the issuance of any shares of our Class B Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our Class B Common Stock under any plan;

●
upon the issuance of any shares of our Class B Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries (other than a rights plan as described above);

●
upon the issuance of any shares of our Class B Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Notes were first issued;

●
solely for a change in the par value of the Class B Common Stock; or

●
for accrued and unpaid interest, if any.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.

Recapitalizations, Reclassifications and Changes of Our Class B Common Stock

In the case of:

●
any recapitalization, reclassification or change of our Class B Common Stock (other than changes resulting from a subdivision or combination or a change of par value or to no par value),

●
any consolidation, merger or combination involving us,

●
any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or

●
any statutory share exchange,

in each case, as a result of which our Class B Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “share exchange event”), then, at the effective time of the share exchange event, we or the successor or acquiring corporation, as the case may be, will execute with the trustee a supplemental indenture, without the consent of holders, providing that at and after the effective time of the share exchange event, the right to convert each $1,000 principal amount of Notes will be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Class B Common Stock equal to the conversion rate immediately prior to such share exchange event would have owned or been entitled to receive (the “reference property”) upon such share exchange event. However, at and after the effective time of the share exchange event, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes, as set forth under “—Settlement upon Conversion” and (ii)(x) any amount payable in cash upon conversion of the Notes as set forth under “—Settlement upon Conversion” will continue to be payable in cash, (y) any shares of our Class B Common Stock that we would have been required to deliver upon conversion of the Notes as set forth under “—Settlement upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our Class B Common Stock would have received in such share exchange event and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our Class B Common Stock would have received in such share exchange event. If the share exchange event causes our Class B Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our Class B Common Stock. If the holders of our Class B Common Stock receive only cash in such share exchange event, then for all conversions that occur after the effective date of such share exchange event (i) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption”), multiplied by the price paid per share of Class B Common Stock in such share exchange event, and, if applicable, an interest make-whole payment, which we will pay in cash, and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the second business day immediately following the conversion date. We will notify holders, the trustee and the conversion agent (if other than the trustee) of the weighted average of the types and amounts of consideration received by the holders of our Class B Common Stock as soon as practicable after such determination is made.

The supplemental indenture providing that the Notes will be convertible into reference property will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under “—Conversion Rate Adjustments” above. If the reference property in respect of any such share exchange event includes shares of stock, securities or other property or assets of a company other than us or the successor or acquiring corporation, as the case may be, in such share exchange event, such other company will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to repurchase their Notes upon a fundamental change as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” below, as the Board reasonably considers necessary by reason of the foregoing. We will agree in the indenture not to become a party to any such share exchange event unless its terms are consistent with the foregoing.

Adjustments of Prices

Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including, without limitation, an observation period and the period, if any, for determining “stock price” for purposes of a make-whole fundamental change or redemption), our Board or a committee thereof will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.

Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption

If (i) the “effective date” (as defined below) of a “fundamental change” (as defined below and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof, a “make-whole fundamental change”) occurs prior to the maturity date of the Notes or (ii) we give a notice of redemption with respect to any or all of the Notes as provided for under “—Optional Redemption on or after May 6, 2022” and, in each case, a holder elects to convert its Notes in connection with such make-whole fundamental change or redemption notice, as applicable, we will, under certain circumstances, increase the conversion rate for the Notes so surrendered for conversion by a number of additional shares of Class B Common Stock (the “additional shares”), as described below. A conversion of Notes will be deemed for these purposes to be “in connection with” such make-whole fundamental change if the relevant notice of conversion of the Notes is received by the conversion agent from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change) (such period, the “make-whole fundamental change period”). A conversion of Notes will be deemed for these purposes to be “in connection with” a redemption notice if the notice of conversion of the Notes is received by the conversion agent from, and including, the date of the redemption notice until the close of business on the scheduled trading day immediately preceding the redemption date.

Upon surrender of Notes for conversion in connection with a make-whole fundamental change or redemption notice, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, based on the conversion rate as increased to reflect the additional shares pursuant to the table set forth below, as described under “—Conversion Rights—Settlement upon Conversion.” However, if the consideration for our Class B Common Stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of Notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the conversion rate (including any increase to reflect the additional shares as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the second business day following the conversion date. We will notify holders, the trustee and the conversion agent (of other than the trustee) in writing of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.

The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective, or the date of the redemption notice, as the case may be (in each case, the “effective date”), and the price paid (or deemed to be paid) per share of our Class B Common Stock in the make-whole fundamental change or with respect to the redemption, as the case may be (the “stock price”). If the holders of our Class B Common Stock receive in exchange for their Class B Common Stock only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of our Class B Common Stock over the five consecutive trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change or the date of the redemption notice, as the case may be. In the event that a conversion in connection with a redemption notice would also be deemed to be in connection with a make-whole fundamental change, a holder of the Notes to be converted will be entitled to a single increase to the conversion rate with respect to the first to occur of the date of the applicable redemption notice or the effective date of the applicable make-whole fundamental change, and the later event will be deemed not to have occurred for purposes of this section.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate for the Notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares as set forth in the table below will be adjusted in the same manner and at the same time as the conversion rate as set forth under “—Conversion Rate Adjustments.”

The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of Notes for each stock price and effective date set forth below:

Stock Price

Effective Date	$5.075	$5.75	$6.00	$7.00	$8.00	$9.00	$10.00	$11.00	$12.00
May 14, 2019	23.1310	20.0000	18.7500	15.8857	13.1250	8.8889	4.5000	2.1818	0.0000
May 1, 2020	23.1310	19.5000	18.2813	15.4886	12.7969	8.6667	4.3875	2.1273	0.0000
May 1, 2021	23.1310	18.8000	17.6250	14.9326	12.3375	8.3556	4.2300	2.0509	0.0000
May 1, 2022	23.1310	18.0000	16.8750	14.2971	11.8125	8.0000	4.0500	1.9636	0.0000
May 1, 2023	23.1310	17.5000	16.4063	13.9000	11.4844	7.7778	3.9375	1.9091	0.0000
May 1, 2024	23.1310	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock price and effective date may not be set forth in the table above, in which case:

●
If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

●
If the stock price is greater than $12.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

●
If the stock price is less than $5.075 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of Notes exceed 197.0440 shares of Class B Common Stock, subject to adjustment in the same manner as the conversion rate as set forth under “—Conversion Rate Adjustments.”

Our obligation to increase the conversion rate for Notes converted in connection with a make-whole fundamental change or during a redemption period could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies. Neither the trustee nor any of the agents shall have any duty to monitor the accuracy of any of the calculations made by us which will be conclusive and binding on the holders, absent manifest error.

Interest Make-Whole Payment upon Certain Conversions

On or after the date that is one year after the last date of original issuance of the Notes offered hereby or after the occurrence of any 30 trading day period during which the last reported sale price of our Class B Common Stock has been at least 150% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), we will make an interest make-whole payment to a converting holder equal to the sum of the present values of the scheduled payments of interest that would have been made on the Notes to be converted had such Notes remained outstanding from the conversion date through the earlier of (i) the date that is two years after the conversion date and (ii) June 15, 2022 if the Notes had not been so converted. The present values of the remaining interest payments will be computed using a discount rate equal to 2.0%. Such present value shall be computed by us in good faith.

If a conversion date occurs after the close of business on a regular record date but prior to the open of business on the interest payment date corresponding to such regular record date, we will not pay accrued interest to any converting holder and will instead pay the full amount of the relevant interest payment on such interest payment date to the holder of record on such regular record date. In such case, the interest make-whole payment to such converting holder will equal the present value of all remaining interest payments, starting with the next interest payment date for which interest has not been provided for until the earlier of (i) the date that is two years after the conversion date and (ii) June 15, 2022 if the Notes had not been so converted, computed in the manner described above using a discount rate equal to 2.0%.

We may pay any interest make-whole payment either in cash or in shares of our Class B Common Stock, at our election. In order to make an election to pay any interest make-whole payment in cash or in shares of our Class B Common Stock, we will be required to send notice of our election to the holders of the Notes, the trustee, the paying agent and the conversion agent no later than 15 scheduled trading days prior to the date that is one year after the last date of original issuance of the Notes offered hereby. Thereafter, we will be permitted to make an election no earlier than 30 scheduled trading days prior to, but no later than 15 scheduled trading days before, the first scheduled trading day of each calendar quarter that begins on or after July 1, 2020, which election will be effective from the period that begins at the open of business on the first scheduled trading day of such calendar quarter and ends immediately prior to the open of business on the first scheduled trading day of the immediately succeeding calendar quarter. If we do not make such election, the payment of any interest make-whole payment shall be in shares of our Class B Common Stock. Our election with respect to any interest make-whole payment required to be paid prior to the date that is one year after the last date of original issuance of the Notes offered hereby is to pay in shares of our Class B Common Stock. If we elect, or are deemed to have elected, to pay any interest make-whole payment by delivering shares of our Class B Common Stock, the number of shares of Class B Common Stock a converting holder of Notes will receive will be equal to the amount of the interest make-whole payment due divided by the greater of (A) the product of (x) 95.0% and (y) the simple average of the daily VWAP of our Class B Common Stock for the 10 trading days ending on and including the trading day immediately preceding the conversion date and (B) the conversion price (rounded to the nearest ten-thousandth) on the applicable conversion date. We will pay cash in lieu of delivering any fractional share as described under ‘‘— Settlement upon Conversion.’’ If we elect to pay any interest make-whole payment in cash we will pay cash in an amount equal to the interest make-whole payment.

Notwithstanding the foregoing, (x) if we elect or are deemed to have elected to pay any interest make-whole payment in shares of our Class B Common Stock, the number of shares of our Class B Common Stock we may deliver in connection with a conversion of the Notes, including those delivered in connection with an interest make-whole payment, will not exceed 197.0440 shares of Class B Common Stock per $1,000 principal amount of Notes, subject to adjustment at the same time and in the same manner as the conversion rate as set forth under ‘‘— Conversion Rate Adjustments’’ and (y) if we elect to pay any interest make-whole payment in cash, the amount of cash we may deliver in connection with an interest make-whole payment will not exceed $117.39 per $1,000 principal amount of Notes. We will not be required to make any cash payments in lieu of any fractional shares or have any further obligation to deliver any shares of our Class B Common Stock or pay any cash in excess of the threshold described above. In addition, if in connection with any conversion the conversion rate is adjusted as described under ‘‘—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption,’’ then such holder will not receive the interest make-whole payment with respect to such note. None of the trustee, paying agent or conversion agent shall be responsible for determining or calculating or verifying our calculations of the interest make-whole payment.

Fundamental Change Permits Holders to Require Us to Repurchase Notes

If a “fundamental change” (as defined below in this section) occurs at any time, holders will have the right, at their option, to require us to repurchase for cash all of their Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000. The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our fundamental change notice as described below.

The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the Notes to be repurchased).

A “fundamental change” will be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(1)
a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries and our and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of (i) our Class B Common Stock representing more than 50% of the voting power of our Class B Common Stock or (ii) our common equity representing more than 50% of the voting power of our common equity on an aggregate basis; provided that, for purposes of both clauses (i) and (ii), the voting power of our Class A Common Stock and our Class B Common Stock directly or indirectly “beneficially owned,” as defined in Rule 13d-3 under the Exchange Act, by a Permitted Holder (as defined below) or a “group” (composed solely of Permitted Holders) will exclude (A) any shares of our Class A Common Stock and our Class B Common Stock directly or indirectly beneficially owned by such Permitted Holder on the date of the indenture for so long as such shares of our Class A Common Stock or Class B Common Stock, as the case may be, are directly or indirectly beneficially owned by such Permitted Holder and (B) any shares of our Class B Common Stock directly or indirectly beneficially owned by such Permitted Holder that are acquired after the date of the indenture by such Permitted Holder pursuant to equity grants (or the exercise, vesting, settlement or conversion thereof by such Permitted Holder outstanding on the date of the indenture or subsequently granted under one or more of our equity incentive plans;

(2)
the consummation of (A) any recapitalization, reclassification or change of our Class B Common Stock (other than changes resulting from a subdivision or combination) as a result of which our Class B Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our Class B Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our direct or indirect wholly owned subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);

(3)
our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

(4)
our Class B Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors).

A transaction or transactions described in clause (1) or clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our Class B Common Stockholders, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional shares (subject to the provisions set forth above under “—Conversion Rights—Settlement upon Conversion”).

If any transaction in which our Class B Common Stock is replaced by the securities of another entity occurs, following completion of any related make-whole fundamental change period (or, in the case of a transaction that would have been a fundamental change or a make-whole fundamental change but for the immediately preceding paragraph, following the effective date of such transaction), references to us in the definition of “fundamental change” above shall instead be references to such other entity.

 ‘‘Permitted Holder’’ means any of (1) Marshall Chesrown, our Chief Executive Officer as of the date of this prospectus, (2) Steven Berrard, our Chief Financial Officer as of the date of this prospectus and (3) each of the Affiliated Holders (as defined below) of either of the natural persons referred to in clauses (1) and (2) of this definition.

“Affiliated Holders’’ means, (1) with respect to any specified natural person, any company, partnership, trust, foundation or other entity or investment vehicle for which such specified natural person (or such specified person’s estate) retains sole dispositive and exclusive voting power with respect to the Class A Common Stock and/or the Class B Common Stock, as the case may be, held by such company, partnership, trust, foundation or other entity or investment vehicle, and the trustees, legal representatives, beneficiaries and/or beneficial owners, but solely in such capacity, of such company, partnership, trust, foundation or other entity or investment vehicle and (2) the estates of such specified natural person (it being understood, for the avoidance of doubt, that this clause (2) will not cover any person to whom any securities are transferred from any such estate).”

For purposes of the definition of “fundamental change” above, any transaction that constitutes a fundamental change pursuant to both clause (1) and clause (2) of such definition (without giving effect to the proviso to clause (2)) shall be deemed a fundamental change solely under clause (2) of such definition (subject to the proviso to clause (2)).

On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the Notes, the trustee, the paying agent and the conversion agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

●
the events causing a fundamental change;

●
the date of the fundamental change;

●
the last date on which a holder may exercise the repurchase right;

●
the fundamental change repurchase price;

●
the fundamental change repurchase date;

●
the name and address of the paying agent and the conversion agent, if applicable;

●
if applicable, the conversion rate and any adjustments to the conversion rate;

●
that the Notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

●
the procedures that holders must follow to require us to repurchase their Notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

To exercise the fundamental change repurchase right, a holder must deliver, on or before the business day immediately preceding the fundamental change repurchase date, the Notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the paying agent. Each repurchase notice must state:

●
if certificated, the certificate numbers of such holder’s Notes to be delivered for repurchase;

●
the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

●
that the Notes are to be repurchased by us pursuant to the applicable provisions of the Notes and the indenture.

If the Notes are not in certificated form, such repurchase notice must comply with appropriate DTC procedures.

Holders may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:

●
the principal amount of the withdrawn Notes, which must be $1,000 or an integral multiple thereof;

●
if certificated Notes have been issued, the certificate numbers of the withdrawn Notes; and

●
the principal amount, if any, which remains subject to the repurchase notice, which must be a minimum of $1,000 or an integral multiple thereof.

If the Notes are not in certificated form, such notice of withdrawal must comply with appropriate DTC procedures.

We will be required to repurchase the Notes on the fundamental change repurchase date. Holders who have exercised the repurchase right will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the Notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the Notes on the fundamental change repurchase date, then, with respect to the Notes that have been properly surrendered for repurchase to the paying agent and have not been validly withdrawn:

●
the Notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the paying agent); and

●
all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price).

In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:

●
comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

●
file a Schedule TO or any other required schedule under the Exchange Act; and

●
otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the Notes;

in each case, so as to permit the rights and obligations under this “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” to be exercised in the time and in the manner specified in the indenture.

No Notes may be repurchased on any date at the option of holders upon a fundamental change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such Notes).

The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the Notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

Furthermore, holders may not be entitled to require us to repurchase their Notes or be entitled to an increase in the conversion rate upon conversion as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption” in circumstances involving a significant change in the composition of our board unless such change is in connection with a fundamental change or make-whole fundamental change as described herein.

The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the Notes to require us to repurchase its Notes as a result of the sale, lease or other transfer of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the Notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to settle the Notes in cash on a conversion, to repurchase the Notes on a fundamental change, or to repay the Notes at maturity. In addition, the terms of our future debt may contain limitations on our ability to pay cash on conversion or repurchase of the Notes.” If we fail to repurchase the Notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, Merger or Sale of Assets

The indenture provides that we shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of us and our subsidiaries, taken as a whole, to, another person, unless (i) the resulting, surviving or transferee person (if not us) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not us) expressly assumes (A) by supplemental indenture all of our obligations under the Notes and the indenture and, (B) to the extent the registration rights agreement is then still operative, all of our obligations under the registration rights agreement; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of, ours under the indenture, and we shall be discharged from our obligations under the Notes and the indenture except in the case of any such lease.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the Notes of such holder as described above.

Events of Default

Each of the following is an event of default with respect to the Notes:

(1)
default in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

(2)
default in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(3)
our failure to comply with our obligation to convert the Notes in accordance with the indenture upon exercise of a holder’s conversion right, including the payment of any interest make-whole payment;

(4)
our failure to give a fundamental change notice as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” notice of a make-whole fundamental change as described under “Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption” or notice of a specified distribution or specified corporate event as described under “—Conversion Rights—Conversion upon Specified Corporate Events,” in each case when due;

(5)
our failure to comply with our obligations under “—Consolidation, Merger or Sale of Assets”;

(6)
our failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of our other agreements contained in the Notes or indenture;

(7)
default by us or any of our significant subsidiaries (as defined in Article 1, Rule 1-02 of Regulation S-X) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $5,000,000 (or its foreign currency equivalent) in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(8)
certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries; or

(9)
a final judgment or judgments for the payment of $5,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against us or any of our subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 90 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

The trustee shall not be deemed to have knowledge of an event of default unless and until an officer within the corporate trust department of the trustee responsible for the administration of the indenture (a "responsible officer of the trustee") receives written notification of such event of default describing the circumstances of such, and identifying the circumstances constituting such events of default.

If an event of default occurs and is continuing (other than an event of default described in clause (8) above), the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding Notes by notice to us and the trustee may declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving us or a significant subsidiary, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

Notwithstanding the foregoing, the indenture provides that, to the extent we elect, the sole remedy for an event of default relating to: (i) our failure to deliver to the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(D) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under “—Reports” below, will after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day during the 60-day period on which such event of default is continuing beginning on, and including, the date on which such an event of default first occurs (in addition to any additional interest that may accrue as a result of a registration default as described below under the caption “—Registration Rights; Additional Interest”).

If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 61st day after such event of default (if the event of default relating to the reporting obligations or the failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act is not cured or waived prior to such 61st day), the Notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph do not affect the rights of holders of Notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the Notes will be immediately subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 60 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations or the failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act in accordance with the two immediately preceding paragraphs, we must notify all holders of Notes, the trustee and the paying agent of such election prior to the beginning of such 60-day period. Upon our failure to timely give such notice, the Notes will be immediately subject to acceleration as provided above.

If any portion of the amount payable on the Notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

The holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal or interest or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the Notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Each holder shall have the right to receive payment or delivery, as the case may be, of:

●
the principal (including the redemption price and the fundamental change repurchase price, if applicable) of;

●
accrued and unpaid interest, if any, on; and

●
the consideration due upon conversion of,

its Notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.

If an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the Notes unless:

(1)
such holder has previously given the trustee notice that an event of default is continuing;

(2)
holders of at least 25% in principal amount of the outstanding Notes have requested the trustee to pursue the remedy;

(3)
such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)
the trustee has not complied with such request within 60 days after the receipt of the request and the offer of such security or indemnity; and

(5)
the holders of a majority in principal amount of the outstanding Notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or if it is not provided with security and/or indemnity to its satisfaction and may take any other action it deems proper that is not inconsistent with any such direction received from holders. In addition, the trustee will not be required to expend its own funds under any circumstances.

The indenture provides that in the event an event of default has occurred and is continuing and a responsible officer has written notice or actual knowledge of such event, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to security or indemnification satisfactory to it in its sole discretion against any loss, liability or expense caused by taking or not taking such action.

The indenture provides that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must deliver to each holder notice of the default within 90 days after the responsible officer has written notice or actual knowledge. Except in the case of a default in the payment of principal of or interest on any Note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute a default under the indenture, its status and what action we are taking or proposing to take in respect thereof.

Payments of the redemption price, the fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.

Modification and Amendment

Subject to certain exceptions, the indenture or the Notes may be amended with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes). However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things:

(1)               reduce the amount of Notes whose holders must consent to an amendment;

(2)               reduce the rate of or extend the stated time for payment of interest on any note;

(3)               reduce the principal of or extend the stated maturity of any note;

(4)               make any change that adversely affects the conversion rights of any Notes;

(5)               reduce the redemption price or the fundamental change repurchase price of any Note or amend or modify in any manner adverse to the holders of Notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6)               make any Note payable in money, or at a place of payment, other than that stated in the note;

(7)               change the ranking of the Notes;

(8)               impair the right of any holder to receive payment of principal and interest (including any interest make-whole payment, if applicable) on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes; or

(9)               make any change in the amendment provisions that require each holder’s consent or in the waiver provisions.

Without the consent of any holder, we and the trustee may amend the indenture to:

(1)               cure any ambiguity, omission, defect or inconsistency;

(2)               provide for the assumption by a successor corporation of our obligations under the indenture;

(3)               add guarantees with respect to the Notes;

(4)               secure the Notes;

(5)               add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;

(6)               make any change that does not adversely affect the rights of any holder;

(7)               in connection with any share exchange event described under “—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Class B Common Stock” above, provide that the Notes are convertible into reference property, subject to the provisions described under “—Conversion Rights—Settlement upon Conversion” above, and make certain related changes to the terms of the Notes to the extent expressly required by the indenture;

(8)               irrevocably elect a settlement method or a specified dollar amount, or eliminate our right to elect a settlement method;

(9)               comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act, to the extent that the indenture is required to comply with the Trust Indenture Act; or

(10)               conform the provisions of the indenture to the “Description of Notes” section in the related offering memorandum, as supplemented by the related pricing term sheet.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to deliver to the holders (with a copy to the trustee) a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding Notes or by depositing with the trustee or delivering to the holders, as applicable, after the Notes have become due and payable, whether at maturity, at any redemption date, at any fundamental change repurchase date, upon conversion or otherwise, cash and/or shares of Class B Common Stock (which shall be delivered directly to the holders and not to the trustee), solely to satisfy outstanding conversions, as applicable, sufficient to pay all of the outstanding Notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of Notes

Except as otherwise provided above, we are responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the stock price, the last reported sale prices of our Class B Common Stock, the daily VWAPs, the daily conversion values, the daily settlement amounts, accrued interest payable on the Notes, any interest make-whole payment and the conversion rate of the Notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of Notes. We will provide a schedule of our calculations to each of the trustee, the paying agent and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any registered holder of Notes upon the request of that holder.

Reports

The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be delivered by us to the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR, it being understood that the trustee shall not be responsible for determining whether such filings have been made.

Rule 144A Information

At any time we are not subject to Section 13 or 15(d) of the Exchange Act, we will, so long as any of the Notes or any shares of our Class B Common Stock issuable upon conversion thereof will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the trustee and will, upon written request, provide to any holder, beneficial owner or prospective purchaser of such Notes or any shares of our Class B Common Stock issuable upon conversion of such Notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of our Class B Common Stock pursuant to Rule 144A under the Securities Act. We will take such further action as any holder or beneficial owner of such Notes may reasonably request to the extent from time to time required to enable such holder or beneficial owner to sell such Notes or shares of our Class B Common Stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

Trustee

Wilmington Trust, National Association, is the trustee, security registrar, paying agent and conversion agent. Wilmington Trust, National Association, in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

The indenture provides that it and the Notes, and any claim, controversy or dispute arising under or related to the indenture or the Notes, is governed by and construed in accordance with the laws of the State of New York.

Registration Rights; Additional Interest

The following summary of the registration rights provided in the registration rights agreement, the indenture and the Notes is not complete. You should refer to the registration rights agreement, the indenture and the Notes for a full description of the registration rights that apply to the Notes.

We have agreed to file, and use our commercially reasonable efforts to have declared effective, within 120 days after the date of the related offering memorandum, a shelf registration statement under the Securities Act to register resales of the registrable securities, and use our commercially reasonable efforts to keep such shelf registration statement effective until the earlier of:

●
the date by which all registrable securities have been sold pursuant to such shelf registration statement; and

●
the date on which none of the securities available for sale under such shelf registration statement constitute registrable securities.

We are permitted to suspend the use of the prospectus that is a part of such shelf registration statement for a period not to exceed an aggregate of 45 days in any 90-day period or an aggregate of 90 days in any 12-month period under certain circumstances relating to pending corporate developments, public filings with the SEC and other material events.

A holder of registrable securities that sells registrable securities pursuant to this shelf registration statement is required to provide information about itself and the specifics of the sale, be named as a selling securityholder in this prospectus, deliver this prospectus to purchasers, be subject to relevant civil liability provisions under the Securities Act in connection with such sales and be bound by the provisions of the registration rights agreement which are applicable to such holder.

If after the day that is 120 days after the date of the related offering memorandum, registrable securities are held by any holder of Notes and a shelf registration statement has either not been filed with and declared effective by the SEC or ceases to be effective, or the prospectus contained therein ceases to be usable (subject to certain exceptions) in connection with resales of Notes and any Class B Common Stock issuable upon the conversion of the Notes in accordance with, and during, the periods specified in the registration rights agreement and (A) unless we declare a suspension period to be in effect, we do not cure such registration default within five business days by a post-effective amendment or a report filed pursuant to the Exchange Act or (B) if applicable, we do not terminate the suspension period described above by the 45th day or 90th day, as the case may be (we refer to each event described above in this sentence as a registration default), interest (over and above the interest set forth in the title of the Notes) at the rate of 0.50% per year will accrue on the principal amount of any outstanding Notes that are registrable securities from, and including, the date on which any such registration default occurs to, but excluding, the date on which the registration default has been cured. We will have no other liabilities for monetary damages with respect to our registration obligations. Additional interest will not be payable with respect to any shares of Class B Common Stock issued upon conversion of the Notes.

We have agreed to pay all registration expenses of any shelf registration, provide each holder that is selling registrable securities pursuant to any shelf registration statement copies of the related prospectus and take other commercially reasonable actions as are required to permit, subject to the foregoing, unrestricted resales of the registrable securities. Selling securityholders remain responsible for all selling expenses (i.e., commissions and discounts).

For purposes of the discussion above, “registrable securities” refers to the Notes and any shares of Class B Common Stock into which the Notes are convertible and shares of our Class B Common stock, if any, issued as an interest make-whole payment, but excluding any such securities that have been resold in accordance with an effective registration statement or that have otherwise been transferred in a transaction in which we have delivered a new security that (1) is not subject to transfer restrictions under the Securities Act, (2) does not include a restrictive legend and (3) is assigned an unrestricted CUSIP.

Under Rule 144 under the Securities Act (“Rule 144”) as currently in effect, a person who acquired Notes from us or our affiliate and who has beneficially owned Notes or shares of our Class B Common Stock issued upon conversion of the Notes for at least six months is entitled to sell such Notes or shares of our Class B Common Stock without registration, so long as (i) such person is not deemed to have been our affiliate at the time of, or at any time during three months immediately preceding, the sale and (ii) we have filed all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, during the twelve months preceding such sale (other than current reports on Form 8-K). If we are not current in filing our Exchange Act reports, a person who owns Notes or shares of our Class B Common Stock issued upon conversion of the Notes could be required to hold such Notes or shares of our Class B Common Stock indefinitely.

If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes offered hereby, we fail to timely file any document or report that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Notes offered hereby are not otherwise freely tradable pursuant to Rule 144 by holders other than our affiliates or holders that were our affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of the indenture or the Notes), we will pay additional interest on such Notes. Additional interest will accrue on such Notes at the rate of 0.50% per annum of the principal amount of such Notes outstanding for each day during such period for which our failure to file has occurred and is continuing or such Notes are not otherwise freely tradable as described above by holders other than our affiliates (or holders that were our affiliates at any time during the three months immediately preceding).

Any Note or Class B Common Stock issued upon the conversion or exchange of a Note that is repurchased or owned by any affiliate of us may not be resold by such affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Class B Common Stock, as the case may be, no longer being a “restricted security” (as defined in Rule 144). We will cause any Note that is repurchased or owned by us to be surrendered to the trustee for cancellation as described under “—Purchase and Cancellation” above.

The Notes were issued with a restricted CUSIP number.

Additional interest pursuant to the foregoing provisions will be payable in arrears on each interest payment date following accrual in the same manner as regular interest on the Notes and will be in addition to any additional interest that may accrue at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”

Book-Entry, Settlement and Clearance

The Global Notes

The Notes were initially issued in the form of one or more registered Notes in global form, without interest coupons (the “global Notes”). Upon issuance, each of the global Notes was deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global Note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

●
upon deposit of a global Note with DTC’s custodian, DTC will credit portions of the principal amount of the global Note to the accounts of the DTC participants designated by the initial purchaser; and

●
ownership of beneficial interests in a global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global Notes may not be exchanged for Notes in physical, certificated form except in the limited circumstances described below.

The global Notes and beneficial interests in the global Notes are subject to restrictions on transfer as described under “Transfer Restrictions.”

Book-Entry Procedures for the Global Notes

All interests in the global Notes are subject to the operations and procedures of DTC and, therefore, holders of Notes must allow for sufficient time in order to comply with these procedures if they wish to exercise any of their rights with respect to the Notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we, the trustee, the agents nor the initial purchaser are responsible for those operations or procedures.

DTC has advised us that it is:

●
a limited purpose trust company organized under the laws of the State of New York;

●
a “banking organization” within the meaning of the New York State Banking Law;

●
a member of the Federal Reserve System;

●
a “clearing corporation” within the meaning of the Uniform Commercial Code; and

●
a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchaser; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the Notes represented by that global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global Note:

●
will not be entitled to have Notes represented by the global Note registered in their names;

●
will not receive or be entitled to receive physical, certificated Notes; and

●
will not be considered the owners or holders of the Notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global Note must rely on the procedures of DTC to exercise any rights of a holder of Notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the Notes represented by a global Note will be made by the paying agent (to the extent funded by us) to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee (in any of its capacities) will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notes in physical, certificated form were issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:

●
DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global Notes and a successor depositary is not appointed within 90 days;

●
DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

●
an event of default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form.

DESCRIPTION OF CAPITAL STOCK

Common Stock

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, $0.001 par value per share, of which 1,000,000 shares are designated as Class A Common Stock and all other shares of common stock are designated as Class B Common Stock. The Class A Common Stock ranks pari passu with all of the rights and privileges of the Class B Common Stock, except that holders of the Class A Common Stock are entitled to ten votes per share of Class A Common Stock issued and outstanding. The Class B Common Stock are identical to the Class A Common Stock in all material respects, except that holders of the Class B Common Stock will be entitled to one vote per share of Class B Common Stock issued and outstanding. Our Class B Common Stock is registered pursuant to Section 12(b) of the Exchange Act. As of August 20, 2019, 1,000,000 shares of Class A Common Stock and 22,219,420 shares of Class B Common Stock were issued and outstanding.

Holders of shares of Class A Common Stock and Class B Common Stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by our Board, in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of our company, the holders of shares of Class A Common Stock and Class B Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of Class A Common Stock and Class B Common Stock have no preemptive rights to purchase our Class A Common Stock and Class B Common Stock. There are no conversion rights or redemption or sinking fund provisions with respect to the Class A Common Stock or Class B Common Stock.

Preferred Stock

              Our Articles of Incorporation authorize the issuance of 10,000,000 shares of preferred stock, $0.001 par value per share, in one or more classes or series. The rights, preferences, privileges and restrictions of the preferred stock of each series or class will be determined by our Board and set forth in a certificate of designations relating to such series or class that will amend our Articles of Incorporation.

On October 25, 2018, the Company filed the Certificate of Designation, Preferences, and Rights of Series B Non-Voting Convertible Preferred Stock ("Certificate of Designation") with the Secretary of State for the State of Nevada, designating 2,500,000 shares of the Company's preferred stock, par value $0.001 per share, as Series B Preferred. Shares of Series B Preferred rank pari passu with the Company's Class B Common Stock, except that holders of Series B Preferred shall not be entitled to vote on any matters presented to the stockholders of the Company. The Certificate of Designation became effective on October 25, 2018. Each share of Series B Preferred is convertible on a one-for-one basis into shares of the Company's Class B Common Stock. As of August 20, 2019, no shares of Series B Preferred were issued and outstanding.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

●
20% to 33%;
●
33% to 50%; and
●
more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our Articles of Incorporation and bylaws do exempt our Class A Common Stock and Class B Common Stock from the control share acquisition act.

Exclusive Forum

Our Articles of Incorporation and bylaws do not contain an exclusive forum provision.

Market Information

Our Class B Common Stock Is Traded on the Nasdaq Capital Market under the symbol “RMBL.”

Holders

As of August 20, 2019, there were 75 stockholders of record of 22,219,420 issued and outstanding shares of Class B Common Stock and two holders of record of 1,000,000 issued and outstanding shares of our Class A Common Stock.

Transfer Agent and Registrar

 The transfer agent and registrar for our Class A Common Stock and Class B Common Stock is West Coast Stock Transfer, Inc.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8–K:

●
The Annual Report on Form 10–K for the fiscal year ended December 31, 2018, filed on April 1, 2019;

●
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 15, 2019;

●
Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on August 13, 2019;

●
The Current Reports on Form 8–K filed on January 14, 2019 (Form 8-K/A), January 28, 2019, February 4, 2019, February 6, 2019, February 7, 2019, February 11, 2019, May 9, 2019, May 10, 2019, May 15, 2019, May 22, 2019, May 31, 2019, and June 5, 2019 (Form 8-K/A); and

●
The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC on October 18, 2017.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus but not delivered with the prospectus, including any exhibits to such documents that are specifically incorporated by reference in those documents.

Please make your request by writing or telephoning us at the following address or telephone number:

RumbleOn, Inc.
1350 Lakeshore Drive, Suite 160
Coppell, Texas 75019
Attention: Investor Relations
Tel: (469) 250-1185

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov. We have filed with the SEC a registration statement on Form S–3 under the Securities Act for the Notes and the shares of Class B Common Stock being offered by the selling securityholders. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits that were filed with the registration statement. Anyone may obtain the registration statement and its exhibits and schedules from the SEC as described above.

LEGAL MATTERS

The validity of the securities offered through this prospectus has been passed on by Akerman LLP, Fort Lauderdale, Florida and Snell & Wilmer L.L.P., Las Vegas, Nevada.

EXPERTS

The consolidated financial statements and schedule of RumbleOn, Inc. as of December 31, 2018 and December 31, 2017 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of Scharf Pera & Co., PLLC, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of Wholesale, Inc., which comprise the combined balance sheets as of December 31, 2017, 2016, and 2015 and the related combined statements of income, stockholder’s equity, and cash flows for the years then ended, and the related Notes to the combined financial statements incorporated by reference in this prospectus have been so incorporated in reliance on the report of Henderson, Hutcherson & McCullough, PLLC, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Wholesale Express, LLC, which comprise the balance sheets as of December 31, 2017 and 2016, and the related statements of income and member’s equity, and cash flows for the years then ended, and the related notes to the financial statements incorporated by reference in this prospectus have been so incorporated in reliance on the report of Henderson, Hutcherson & McCullough, PLLC, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

SEC registration fee	$3,636
Legal fees and expenses	$25,000
Accounting fees and expenses	$5,000
Miscellaneous expenses	$1,500
Total	$35,136
_________________

All amounts are estimates, other than the SEC’s registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling securityholders. The selling securityholders, however, will pay all underwriting discounts and selling commissions, if any.

Item 15.   Indemnification of Directors and Officers.

No director of RumbleOn will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

●
any breach of the director’s duty of loyalty to us or our stockholders;

●
acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law;

●
the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes; or

●
for any transaction from which the director derived an improper personal benefit.

We are a corporation organized under the laws of the State of Nevada. Section 78.138 of the Nevada Revised Statutes (“NRS”) provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS requires a corporation to indemnify a director or officer that has been successful on the merits or otherwise in defense of any action or suit. Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. If so provided in the corporation’s articles of incorporation, bylaws, or other agreement, Section 78.751 of the NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Article VI of our amended Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for our best interests. Our Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting RumbleOn. In the event a stockholder believes the officers or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders who have suffered losses in connection with the purchase or sale of their interest in RumbleOn in connection with such sale or purchase, including the misapplication by any such officer or director of proceeds from a sale of securities may be able to recover such losses from us.

At present, there is no pending litigation or proceeding involving any of our directors or officers in which indemnification or advancement is sought. We are not aware of any threatened litigation that may result in claims for advancement or indemnification.

We have been advised that in the opinion of the SEC, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and other persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than payment of expenses incurred or paid by a director or officer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or other person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 Item 16.     Exhibits.

Exhibit Number	Exhibit Description
3.1	Articles of Incorporation filed on October 24, 2013 (Incorporated by reference to Exhibit 3(i)(a) in the Company’s Registration Statement on Form S-1/A, filed on March 20, 2014).
3.2	Certificate of Amendment to Articles of Incorporation, filed on February 13, 2017 (Incorporated by reference to Exhibit 3.3 in the Company’s Annual Report on Form 10-K, filed on February 14, 2017).
3.3	Certificate of Amendment to Articles of Incorporation, filed on June 25, 2018. (Incorporated by reference to Exhibit 3.1 in the Company’s Current Report on Form 8-K, filed on June 28, 2018).
3.4	Certificate of Designation for the Series B Preferred Stock (Incorporated by reference to Exhibit 3.1 in the Company’s Current Report on Form 8-K, filed on October 31, 2018).
3.5	By-Laws, as Amended (Incorporated by reference to Exhibit 3.2 in the Company’s Annual Report on Form 10-K, filed on February 14, 2017).
4.1	Indenture, dated May 14, 2019, between the Company and Wilmington Trust, N.A. (Incorporated by reference to Exhibit 4.1 in the Company’s Current Report on Form 8-K, filed on May 15, 2019).
4.2	Form 6.75% Convertible Senior Note due 2024 (incorporated by reference to Exhibit A of Exhibit 4.1)
4.3
Registration Rights Agreement, dated May 14, 2019, between the Company and JMP Securities LLC. (Incorporated by reference to Exhibit 4.3 in the Company’s Current Report on Form 8-K, filed on May 15, 2019)

5.1	Opinion of Akerman LLP.*
5.2	Opinion of Snell & Wilmer L.L.P.*
10.1	Form of Purchase Agreement, dated May 9, 2019 (Incorporated by reference to Exhibit 10.2 in the Company’s Current Report on Form 8-K, filed on May 15, 2019)
23.1	Consent of Scharf Pera & Co., PLLC*
23.2	Consent of Henderson, Hutcherson & McCullough, PLLC.*
23.3	Consent of Henderson, Hutcherson & McCullough, PLLC.*
23.4	Consent of Akerman LLP (included with Exhibit 5.1)*
23.5	Consent of Snell & Wilmer L.L.P. (included with Exhibit 5.2)*
24.1	Power of Attorney (included with signature page on this Form S-3)*

* Filed herewith

Item 17.    Undertakings.

The undersigned registrant hereby undertakes:

(a)(1)
To file, during any period in which offers or sales are being made, a post–effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

Provided, however, that:

paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post–effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post–effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post–effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Coppell, State of Texas, on this 21st day of August, 2019.

RUMBLEON, INC.

By:	/s/ Marshall Chesrown
Marshall Chesrown
Chief Executive Officer and Chairman

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marshall Chesrown and Steven R. Berrard and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marshall Chesrown	Chief Executive Officer and Chairman	August 21, 2019
Marshall Chesrown	(Principal Executive Officer)

/s/ Steven R. Berrard	Chief Financial Officer and Director	August 21, 2019
Steven R. Berrard	(Principal Financial Officer and Principal Accounting Officer)

/s/ Denmar Dixon	Director	August 21, 2019
Denmar Dixon

Director
Richard A. Gray, Jr.

/s/ Kartik Kakarala	Director	August 21, 2019
Kartik Kakarala

/s/ Joseph Reece	Director	August 21, 2019
Joseph Reece

/s/ Kevin Westfall	Director	August 21, 2019
Kevin Westfall